UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☑       Definitive Proxy Statement
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☐       Soliciting Material Pursuant to §240.14a-12
Dr Pepper Snapple Group, Inc.

(Name of Registrant as Specified In Its Charter)

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March 30, 2010

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Dr Pepper Snapple Group, Inc. to be held on Thursday, May 20, 2010 at 10:00 a.m., Central Daylight Time, at the Westin Stonebriar Resort Conference Center, 1549 Legacy Drive, Frisco, Texas 75034. For your convenience, we will be offering a live webcast of the annual meeting at the Investor Center section of our website at www.drpeppersnapplegroup.com.

Details regarding the business to be conducted, information you should consider in casting your vote and how you may vote are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In accordance with rules approved by the Securities and Exchange Commission, this year we are again furnishing proxy materials to our stockholders primarily over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our Proxy Statement and our 2009 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2009 Annual Report and a proxy card or voting instruction form. Stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. Please note that you will not be able to vote at the annual meeting via the live webcast, and, unless you are otherwise represented at the annual meeting via proxy, you will not be deemed present or represented at the annual meeting by accessing the webcast.

Thank you for your ongoing support of Dr Pepper Snapple Group.

Sincerely,

Wayne R. Sanders
Chairman of the Board

Larry D. Young
President and Chief Executive Officer

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSALS
BOARD OF DIRECTORS
Director Compensation in 2009
SELECTION, QUALIFICATIONS AND EXPERIENCE OF DIRECTORS
BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Historical Executive Compensation Information
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year End
Pension Benefits
Nonqualified Defined Contribution and Deferred Compensation Plans
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN TRANSACTIONS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE STOCKHOLDERS
STOCKHOLDERS PROPOSALS FOR 2010 ANNUAL MEETING

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 20, 2010, 10:00 a.m., Central Daylight Time

Place of Meeting:	Westin Stonebriar Resort Conference Center 1549 Legacy Drive Frisco, Texas 75034

Internet:	Access the Annual Meeting online at the Investor Center section of our website at www.drpeppersnapplegroup.com.

Business to be conducted:
1. To elect Class II directors — John L. Adams, Terence D. Martin and Ronald G. Rogers to hold office for a three-year term and until their respective successors shall have been duly elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010.

3. To transact such other business as may properly come before the meeting.

Adjournments and Postponements:	Any action on the business to be conducted may be considered at the date and time of the Annual Meeting as specified above or at any time or date to which the Annual Meeting may be properly adjourned and postponed.

Record Date:	You are entitled to vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 22, 2010.

Voting Rights:	A holder of shares of our common stock is entitled to one vote, in person or by proxy, for each share of our common stock on all matters properly brought before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers — How can I vote my shares without attending the Annual Meeting?” beginning on page 3 of the Proxy Statement.

This Notice of Annual Meeting of Stockholders and Proxy Statement and form of proxy are being distributed on or about April 1, 2010.

By Order of the Board of Directors

James L. Baldwin, Jr.
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 20, 2010

The Company’s Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2009 are available at www.proxyvote.com.

DR PEPPER SNAPPLE GROUP, INC.
5301 Legacy Drive
Plano, Texas 75024

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2010

GENERAL INFORMATION

QUESTIONS AND ANSWERS

Why did I receive this Proxy Statement?

This Proxy Statement is being made available to you over the Internet or paper copies of these materials are being delivered to you by mail as a stockholder of record, as of March 22, 2010, of Dr Pepper Snapple Group, Inc., a Delaware corporation (referred to in this Proxy Statement as the “Company,” “we,” “us” and “our”), in connection with the solicitation by our Board of Directors (referred to in this Proxy Statement as the “Board”) of proxies to be voted at the Annual Meeting of Stockholders (referred to in this Proxy Statement as the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are entitled to and are requested to vote on the items of business described in this Proxy Statement.

When and where is the Annual Meeting to be held?

The Annual Meeting will be held at Westin Stonebriar Resort Conference Center, 1549 Legacy Drive, Frisco, Texas 75034, on May 20, 2010, at 10:00 a.m., Central Daylight Time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders.

Do I need a ticket to attend the meeting?

You will need an admission ticket or proof of ownership of our common stock to enter the meeting. If you hold shares directly in your name as a stockholder of record and have received a copy of our proxy materials, an admission ticket is attached to your printed proxy card. If you plan to attend the meeting, please vote your proxy prior to the meeting but keep the admission ticket and bring it with you to the meeting.

If your shares are held beneficially in the name of a broker, trustee or other nominee and you wish to be admitted to the meeting, you will have to bring either a copy of the voting instruction form provided by your broker or nominee, or a copy of a brokerage statement showing your ownership of our common stock as of March 22, 2010.

All stockholders must also present a form of photo identification, such as a valid driver’s license or passport, in order to be admitted to the meeting.

Is there a webcast of the Annual Meeting?

We are pleased to offer a webcast of the Annual Meeting. If you choose to participate in the Annual Meeting by means of the webcast, please go to the Investor Center section of our website at www.drpeppersnapplegroup.com shortly before the Annual Meeting is scheduled to begin and follow the instructions provided. Please note that you will not be able to vote at the annual meeting via the live webcast, and, unless you are otherwise represented at the annual meeting via proxy, you will not be deemed present or represented at the annual meeting by accessing the webcast.

Are Proxy Materials available via the Internet?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we primarily furnish proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010) to each stockholder. If you received a notice regarding the availability of proxy materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

The Notice was mailed to our stockholders of record on the record date on or about April 1, 2010.

What information is contained in this Proxy Statement?

This Proxy Statement lets our stockholders know when and where we will hold the Annual Meeting. Additionally, this Proxy Statement:

•	Includes information regarding the matters that will be discussed and voted on at the Annual Meeting, and

•	Provides information about the Company that our stockholders should consider in order to make an informed decision at the Annual Meeting.

What should I do if I receive more than one Notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one Notice (either by mail or electronic mail) or more than one paper or electronic copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice or a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice or more than one proxy card. If you hold your shares through a broker, bank, trustee or another nominee, rather than owning shares registered directly in their name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction form for the shares represented by one or more of those Notices).

How may I obtain a copy of the Company’s 2009 Form 10-K and other financial information?

Stockholders may request a free copy of our 2009 Annual Report, which includes our 2009 Form 10-K, from:

Dr Pepper Snapple Group, Inc.
Attn: Investor Relations
5301 Legacy Drive
Plano, Texas 75024

Alternatively, stockholders can access the 2009 Annual Report, which includes our 2009 Form 10-K and other financial information, on the Investor Center section of our website at:

www.drpeppersnapplegroup.com

The Company also will furnish any exhibit to the 2009 Form 10-K if specifically requested.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal 1:	A proposal to elect Class II directors — John L. Adams, Terence D. Martin and Ronald G. Rogers to hold office for a three-year term and until their respective successors shall have been duly elected and qualified.

Proposal 2:	A proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for fiscal year 2010.

We also will consider any other business that properly comes before the Annual Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR each of the nominees for election to the Board and FOR ratification of Deloitte & Touche as our independent registered public accounting firm for the 2010 fiscal year.

What shares can I vote at the Annual Meeting?

Our Board has fixed the close of business on March 22, 2010 as the record date for the Annual Meeting. Only holders of record of the outstanding shares of our common stock at the close of business on the record date are entitled to vote at the Annual Meeting or any adjournments thereof.

As of the close of business on the record date, we had 251,034,733 shares of common stock, $0.01 par value per share, issued and outstanding. A holder of shares of our common stock is entitled to one vote for each share of our common stock, in person or by proxy, on all matters properly brought before the Annual Meeting.

How can I vote my shares at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Voting in person will replace any previous votes that you submitted by proxy.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

By Internet — Stockholders who have received a Notice by mail may submit proxies over the Internet by following the instructions on the Notice. Stockholders who have received a Notice by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling (800) 690-6903 and following the instructions. Stockholders of record who have received a Notice by mail must have the control number that appears on their Notice available when voting. Stockholders of record who received Notice by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction form by mail may vote by phone by calling the number specified on voting instruction form provided by their broker, trustee or nominee. Those stockholders should check the voting instruction form for telephone voting availability.

By Mail — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 19, 2010. Votes cast by mail must be received in sufficient time to allow processing. Votes received by mail prior to the day of the meeting will be processed, but votes received the day of the meeting may not be processed depending on the time received. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms, and, if no such instructions are indicated thereon, will be voted FOR each of the nominees for election to the Board and FOR ratification of Deloitte & Touche as our independent registered public accounting firm for the 2010 fiscal year.

How many shares must be present or represented to conduct business at the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting or any adjournment thereof is necessary to constitute a quorum to transact business.

Abstentions and broker nonvotes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. The election of directors is a non-discretionary item and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

What is the voting requirement to approve each of the proposals?

Pursuant to our Amended and Restated By-laws (our “By-laws”), the vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted shall decide any proposal or question properly brought before the Annual Meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any proposal, including with respect to each nominee for election as a director. In tabulating the voting results for each proposal, including the election of directors, only “FOR” and “AGAINST” votes will be counted. Abstentions and broker non-votes will not be counted as votes cast “FOR” or “AGAINST” any proposal. Consequently, for each nominee for director to be elected and for each of the other proposals to be approved, it will require that more votes be cast “FOR” the nominee or proposal than “AGAINST” the nominee or proposal.

What if I want to change my vote?

If the enclosed proxy card or voting instruction form is signed and returned, you may, nevertheless, revoke it at any time prior to the Annual Meeting, at your pleasure, either by (i) your filing a written notice of revocation received by the person or persons named therein, (ii) your attendance at the Annual Meeting and voting the shares covered thereby in person, or (iii) your delivery of another duly executed proxy card or voting instruction form dated subsequent to the date thereof to the addressee named in the enclosed proxy card or voting instruction form.

How much will this solicitation cost, and who will pay for it?

The cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card and the cost of soliciting proxies related to the Annual Meeting will be borne by us. We will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse such banks and brokers for the reasonable out-of-pocket expenses for such solicitation.

Who will serve as inspector of elections?

The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.

What happens if additional matters are presented at the Annual Meeting?

Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Larry D. Young and James L. Baldwin will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

PROPOSALS

Proposal 1: ELECTION OF DIRECTORS

Our Board is divided into three classes, each serving three-year terms. This year’s nominees for re-election to the Board for a three-year term as Class II directors are {ages are as of the date of the Annual Meeting}:

John L. Adams

Mr. Adams, age 65, has served as our director since April 2008. Mr. Adams served as Executive Vice President of Trinity Industries, Inc. from January 1999 to June 2005 and held the position of Vice Chairman from July 2005 to March 2007. Prior to joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank, N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, he served as Chairman and Chief Executive Officer of Chase Bank of Texas. Mr. Adams has served on the board of directors of Trinity Industries, Inc. since 2007 and Group 1 Automotive, Inc., since 1999, where he has served as non-executive chairman since April 2005. He previously served on the boards of directors of American Express Bank Ltd. and Phillips Gas Company.

Terence D. Martin

Mr. Martin, age 67, has served as our director and chairman of the Audit Committee since April 2008. Mr. Martin served as Senior Vice President and Chief Financial Officer of Quaker Oats Company from 1998 until his retirement in 2001. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of General Signal Corporation. Mr. Martin was Chief Financial Officer and Member of the Executive Committee of American Cyanamid Company from 1991 to 1995 and served as Treasurer from 1988 to 1991. Since 2002, Mr. Martin has served on the board of directors of Del Monte Foods Company.

Ronald G. Rogers

Mr. Rogers, age 61, has served as our director since May 2008. Mr. Rogers served in various positions with Bank of Montreal between 1972 and 2005. From 2002 until his retirement in 2005, he served as Deputy Chair, Enterprise Risk & Portfolio Management, BMO Financial Group, and from 1994 to 2002, he served as Vice Chairman, Personal & Commercial Client Group.

For a discussion of specific experience, qualifications, attributes or skills that qualify each of the above members to serve as one of our directors, see “Selection, Qualifications and Experience of Directors” beginning on page 9 of this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Proposal 2:	RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010

Deloitte & Touche has been selected by the Audit Committee as our independent registered public accounting firm for fiscal year 2010, subject to ratification by the stockholders. Deloitte & Touche was also our independent registered public accounting firm for fiscal years 2008 and 2009. A representative of Deloitte & Touche is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

We are asking our stockholders to ratify the appointment of Deloitte & Touche as our registered independent public accounting firm as a matter of good corporate governance even though ratification is not required by our By-laws, other governing documents or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche as our independent registered public accounting firm for fiscal year 2010. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2010 if it is determined that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of shares of our common stock having a majority of the voting power eligible to vote and voting, either in person or by proxy, at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche.

Independent Registered Public Accounting Firm’s Fees

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

	2009		2008
	(in 000’s)

Audit Fees	$4,665	(1)	$4,476	(2)
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$4,665		$4,476

(1)	Audit Fees primarily relate to auditing of our 2009 consolidated financial statements and review of our registration statements on Forms S-3 and S-8, reviewing our current reports on Form 8-K, reviewing the revision of portions of the Annual Report for the year ended December 31, 2008 to retrospectively reflect the subsequent changes in our internal reporting and operating segments, assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as it relates to internal controls over financial reporting (called “SOX implementation”), and statutory audits in Mexico.

(2)	Audit Fees primarily relate to auditing of our 2008 consolidated financial statements, assistance and review of our registration statements on Forms S-4 and S-8 and statutory audits in Mexico.

The Audit Committee has approved all of our independent registered public accounting firm’s engagements and fiscal year 2009 fees presented above. All audit and non-audit services provided to us by our independent registered public accounting firm are required to be pre-approved by the Audit Committee in accordance with the policies and procedures set forth in the current Audit Committee Charter available on our website at www.drpeppersnapplegroup.com.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

BOARD OF DIRECTORS

Biographical Information

In addition to the persons who are standing for re-election as Class II directors (whose biographical information is included in Proposal 1 above), the following is a biographical summary of our other directors {ages are as of the date of the Annual Meeting}:

Wayne R. Sanders, age 62, has served as our Chairman of the Board and chairman of the Corporate Governance and Nominating Committee since May 2008. Mr. Sanders served as the Chairman and the Chief Executive Officer of Kimberly-Clark Corporation from 1992 until his retirement in 2003. Mr. Sanders has served on the board of directors of Texas Instruments Incorporated since 1997 and Belo Corp. since 2003. He previously served on the board of directors of Adolph Coors Company. Mr. Sanders is also a National Trustee and Governor of the Boys & Girls Club of America and was a member of the Marquette University Board of Trustees from 1992 to 2007, serving as Chairman from 2001 to 2003.

Larry D. Young, President and Chief Executive Officer and Director, age 55, has served as our director since October 2007. Mr. Young has served as our President and Chief Executive Officer (our “CEO”) since October 2007. Mr. Young joined Cadbury Schweppes Americas Beverages as President and Chief Operating Officer of the Bottling Group segment and Head of Supply Chain in 2006 after our acquisition of Dr Pepper/

Seven Up Bottling Group, Inc. (“DPSUBG”), where he had been President and Chief Executive Officer since May 2005. From 1997 to 2005, Mr. Young served as President and Chief Operating Officer of Pepsi-Cola General Bottlers, Inc. and Executive Vice President of Corporate Affairs at PepsiAmericas, Inc.

Pamela H. Patsley, age 53, has served as our director since April 2008. Ms. Patsley has served as Executive Chairman of MoneyGram International from January 2009 to September 2009 and Chairman and Chief Executive Officer from September 2009 to present. Previously, Ms. Patsley served as Senior Executive Vice President of First Data Corporation from March 2000 to October 2007 and President of First Data International from May 2002 to October 2007. She retired from those positions in October 2007. From 1991 to 2000, she served as President and Chief Executive Officer of Paymentech, Inc., prior to its acquisition by First Data. Ms. Patsley also previously served as Chief Financial Officer of First USA, Inc. Ms. Patsley served on the board of directors of Molson Coors Brewing Company from 1996 to 2009; Pegasus Solutions, Inc. from 2002 to 2006; and Paymentech, Inc. from 1995 to 1999. In addition to her Chairman’s role at MoneyGram International, Ms. Patsley has served on the board of Texas Instruments Incorporated since 2004.

Jack L. Stahl, age 57, has served as our director and chairman of the Compensation Committee since May 2008. Mr. Stahl served as Chief Executive Officer and President of Revlon, Inc. from February 2002 until his retirement in September 2006. From February 2000 to March 2001, he served as President and Chief Operating Officer of The Coca-Cola Company and previously served as Group President of The Coca-Cola Company’s Americas Group and as Chief Financial Officer of The Coca-Cola Company. Mr. Stahl served on the board of directors of Schering-Plough Corporation from 2007 to 2009 and has served on the board of directors of Delhaize Group since 2008.

M. Anne Szostak, age 59, has served as our director since May 2008. Since June 2004, Ms. Szostak has served as President and Chief Executive Officer of Szostak Partners LLC, a consulting firm that advises executive officers on strategic and human resource issues. From 1998 until her retirement in 2004, she served as Corporate Executive Vice President and Director — Human Resources and Diversity of FleetBoston Financial Corporation (now Bank of America). She also served as Chairman and Chief Executive Officer of Fleet Bank — Rhode Island from 2001 to 2003. Ms. Szostak served on the board of directors of ChoicePoint Corporation from 2006 to 2008. Ms. Szostak has served as a director of Belo Corp. since 2004, Tupperware Brands Corporation since 2000 and Spherion Corporation since 2005.

Michael F. Weinstein, age 61, has served as our director since February 2009. Mr. Weinstein has served as Chairman and was the co-founder of INOV8 Beverage Company from January 2005 to present. Previously, Mr. Weinstein served as President of Liquid Logic Consulting from January 2004 to December 2004; and as President, Global Innovation and Business Development, for Cadbury Schweppes plc (“Cadbury”) from January 2003 to December 2003. Mr. Weinstein has served on the board of directors of H.J. Heinz Company since 2006.

For a discussion of specific experience, qualifications, attributes or skills that led to the conclusion that each of the above members should serve as one of our directors, see “Selection, Qualifications and Experience of Directors” beginning on page 9 of this Proxy Statement.

Director’s Compensation

Non-employee directors receive compensation from us for their services on our Board or its committees. Executive directors do not receive compensation for their services as a director. In 2009 we compensated our non-employee directors as follows: an annual cash retainer of $100,000 and an annual equity grant of restricted stock units with a value of $100,000. In addition, the chairperson of the Audit Committee and the Compensation Committee received an annual equity grant of restricted stock units with a value of $30,000 and $25,000, respectively. All of the restricted stock units vest three years from the date of grant.

Mr. Sanders, as Chairman, was entitled to an annual cash retainer of $100,000. Mr. Sanders also received an annual equity grant of restricted stock units with a value of $200,000 which vests three years from the date of grant.

Director Compensation paid in 2009 was as follows:

Director Compensation in 2009

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Wayne R. Sanders	100,000	200,000	—	—	—	—	300,000
Terence D. Martin	100,000	130,000	—	—	—	—	230,000
Jack L. Stahl	100,000	125,000	—	—	—	—	225,000
Ronald G. Rogers	100,000	100,000	—	—	—	—	200,000
John L. Adams	100,000	100,000	—	—	—	—	200,000
Pamela H. Patsley	100,000	100,000	—	—	—	—	200,000
M. Anne Szostak	100,000	100,000	—	—	—	—	200,000
Michael F. Weinstein	100,000	100,000	—	—	—	—	200,000

(1)	Annual cash compensation paid to directors is $100,000. In December 2008, the Company paid each director $25,000, which was attributable to director compensation to be paid in the first quarter of 2009. Of the amounts paid in 2009, $75,000 is for director compensation earned in the fiscal year ending December 31, 2009 and the remaining $25,000 was paid for the first quarter of 2010.

(2)	The amounts reported in the Stock Awards column reflect the grant date fair value associated with each respective director’s restricted stock units under the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2008. Even though the restricted stock units may be forfeited, the amounts reported do not reflect this contingency.

At December 31, 2009 Mr. Sanders owned and held 11,830 shares of our common stock and Mr. Adams owned and held 20,000 shares of our common stock. Also, at December 31, 2009 (i) Mr. Sanders held restricted stock units equal to 46,380 shares, of which 11,829 shares vest and are issuable on May 7, 2010, 19,715 shares vest and are issuable on May 7, 2011 and 14,836 shares vest and are issuable on March 2, 2012; (ii) Mr. Martin held restricted stock units equal to 14,769 shares, of which 5,126 shares vest and are issuable on May 7, 2011 and 9,643 vest and are issuable on March 2, 2012; (iii) Mr. Stahl held restricted stock units equal to 14,201 shares, of which 4,929 shares vest and are issuable on May 7, 2011 and 9,272 vest and are issuable on March 2, 2012; (iv) each of Mr. Adams, Ms. Patsley, Mr. Rogers, and Ms. Szostak held restricted stock units equal to 11,361 shares, of which 3,943 vest and are issuable on May 7, 2011 and 7,418 vest and are issuable on March 2, 2012; and (v) Mr. Weinstein held restricted stock units equal to 7,418, all of which vest and are issuable on March 2, 2012.

Based on a study performed by an independent consultant, the Compensation Committee has recommended and the Board has approved the same levels of compensation for our non-employee directors in fiscal year 2010.

Communications with Our Board

Any interested party may communicate with our Board, our chairman of the Board (who is the presiding director of executive sessions) or the non-employee directors as a group by submitting an e-mail through the Company’s website at www.drpeppersnapplegroup.com under the Investor Center and Contact the Board captions or by sending a written communication to: Corporate Secretary, Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024.

SELECTION, QUALIFICATIONS AND EXPERIENCE OF DIRECTORS

Selection of Directors

Process

The Board is responsible for approving candidates for the Board of Directors. As discussed in the section “Corporate Governance — Board Committees and Meetings — Corporate Governance and Nominating Committee” on page 13 of this Proxy Statement, the Corporate Governance and Nominating Committee is responsible for the identification of candidates for the Board of Directors and making recommendations to the Board. The Corporate Governance and Nominating Committee will also consider nominations by a stockholder pursuant to the provisions of our By-laws relating to stockholder nominations and as described under “Stockholders Proposals for 2010 Annual Meeting” at the end of this Proxy Statement.

Qualifications

The Corporate Governance and Nominating Committee seeks director candidates (including any candidate who may be recommended by a stockholder) who have certain personal and professional attributes including:

•	Sound personal and professional integrity,

•	An inquiring and independent mind,

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership,

•	Commitment to serve on the Board for several years to develop knowledge about the Company’s businesses, and

•	Willingness to represent the best interests of all stockholders and observe the fiduciary duties that a director owes to the stockholders.

In addition, a director candidate must have, when considered with the collective experience of other Board members, appropriate qualifications and skills that have been developed through extensive business experience, including the following:

•	Practical wisdom and mature judgment,

•	Leadership,

•	Interpersonal skills,

•	Financial acumen,

•	Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology, and

•	Expertise (including industry expertise) that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained.

Diversity

In accordance with our Corporate Governance Guidelines, diversity of viewpoints is one of the characteristics considered by the Corporate Governance and Nominating Committee in making recommendations for nominations. The Board has not adopted any policy on diversity with respect to our directors, but they seek a balance of experience among the directors so that the Board as a whole has experience and training from different disciplines (including operations, accounting, finance, marketing and human resources) and different industries (including the beverage industry, consumer products, and banking) which creates the balance sought.

Experience of our Directors

The Corporate Governance and Nominating Committee has reviewed the background of all of our directors, including those who are being proposed for election to the Board, and determined that they individually possess the personal and professional attributes to be a director. Further, the Corporate Governance and Nominating Committee has reviewed the experience of the Board and determined that they collectively possess the qualifications and skills necessary for our Board of Directors. Detailed biographical information for each of the directors is set forth in “Proposals — Proposal 1: Election of Directors” on page 5 of this Proxy Statement and “Board of Directors — Biographical Information” on page 6 of this Proxy Statement.

The following is a summary of the qualifications and skills demonstrated by the individual director’s experience.

•	Mr. Sanders, our Chairman, has: extensive leadership experience as a board chairman, CEO and other executive level positions in a public company, financial acumen developed through his extensive executive experience, operational and marketing experience, consumer product company experience, and significant public company board experience (including audit committee chairmanship experience).

•	Mr. Adams has: extensive leadership experience as a vice chairman and CEO and other executive level positions in public companies, financial acumen and risk management experience developed through his CEO experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the New York Stock Exchange (“NYSE”) listing standards, training as a lawyer, and substantial public company board experience (including board chairmanship, risk management, audit committee and compensation committee experience).

•	Mr. Martin has: extensive leadership experience as a CFO of a public company, financial acumen and risk management experience developed through his public accounting and CFO experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the NYSE listing standards, and other public company board experience (including audit committee chairmanship and compensation committee experience).

•	Ms. Patsley has: extensive leadership experience as a chairman and CEO, CFO and other executive level positions in public companies, financial acumen and risk management experience developed through her experience in public accounting and her CFO experience, been designated by the Corporate Governance and Nominating Committee as a financial expert under the NYSE listing standards, and extensive public company board experience (including audit committee chairmanship experience).

•	Mr. Stahl has: extensive leadership experience as president, COO and CFO in public companies, beverage industry experience, financial acumen from his CFO experience, and broad public company board experience.

•	Ms. Szostak has: extensive senior level executive leadership experience for a Fortune 100 company, experience as a CEO of two major bank subsidiaries of public companies, substantial banking experience, significant human resource experience, experience in risk management, and significant experience on other public company boards (including compensation committee chairmanship and audit committee experience).

•	Mr. Rogers has: extensive senior level executive leadership experience, banking experience, financial acumen developed from his banking experience, and experience in enterprise risk management.

•	Mr. Weinstein has: senior level executive experience as a CEO and COO, extensive experience in the beverage industry, substantial experience in sales, advertising and new product development and other public company board experience (including compensation and audit committee experience).

•	Mr. Young, our CEO, has: extensive senior level executive experience as CEO and COO, substantial experience in the beverage industry, and substantial sales and marketing experience.

Corporate Governance

Corporate Governance Guidelines

On February 10, 2009, our Board adopted revised Corporate Governance Guidelines. The Corporate Governance Guidelines include, among other things:

•	formation of an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee comprised solely of independent directors;

•	Board requirement to annually assess the performance of our CEO;

•	Board stewardship of our Code of Business Conduct and Ethics and Insider Trading Policy;

•	assessment of Board and director performance;

•	power to retain outside advisors; and

•	Categorical Standards of Director Independence.

Our Corporate Governance Guidelines are available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

Director Independence

In connection with the adoption of the Corporate Governance Guidelines, our Board adopted our Categorical Standards of Director Independence, which are attached as Annex A to our Corporate Governance Guidelines. The Categorical Standards of Director Independence are consistent with the independence standards set forth in Section 303A.02 of the NYSE listing standards. The Board has made an affirmative determination that Mr. Sanders, Mr. Adams, Mr. Martin, Ms. Patsley, Mr. Rogers, Mr. Stahl and Ms. Szostak are independent and have no material relationship with the Company.

Board Committees and Meetings

We have five standing committees of our Board, including the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Special Award Committee and the Capital Transaction Committee. The charters for each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

Audit Committee

Since its formation in 2008, the Audit Committee has consisted of three independent directors — Mr. Martin (Chairman), Mr. Adams and Ms. Patsley. Mr. Martin has served as Chairman since formation of the Audit Committee. All of such Audit Committee members are independent in accordance with applicable laws and regulations and as defined in the current NYSE listing standards. Upon consideration of the attributes of an audit committee financial expert as set forth in Item 401(h) of Regulation S-K promulgated by the SEC, our Board determined that each of the members of the Audit Committee possesses those attributes through their experience and each was designated as an Audit Committee Financial Expert.

The Audit Committee of our Board is responsible for:

•	appointing our independent auditors and monitoring their performance, qualifications and independence;

•	reviewing the quality and integrity of our financial statements and disclosures;

•	monitoring our system of internal controls;

•	monitoring the performance of our corporate audit department; and

•	monitoring our compliance with legal and regulatory requirements.

The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm for fiscal year 2010, subject to ratification by our stockholders. The Audit Committee operates under a written charter that was adopted by our Board on April 24, 2008 and is available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions. The Report of the Audit Committee for fiscal year 2009 is included in this Proxy Statement on page 40.

Compensation Committee

Since its formation in 2008, the Compensation Committee has consisted of three independent directors — Mr. Stahl (Chairman), Mr. Rogers and Ms. Szostak. Mr. Stahl has served as the Chairman of the Compensation Committee since its formation. All of such Compensation Committee members are independent as defined in the current NYSE listing standards. The Compensation Committee is responsible for:

•	setting the compensation of our CEO, after consideration of the Board’s evaluation of the performance of our CEO;

•	determining the compensation levels of our other executive officers, after consultation with our CEO;

•	approving and administering our executive compensation program;

•	administering our equity-based and incentive compensation plans;

•	overseeing regulatory compliance with Section 162(m) of the Internal Revenue Code (the “Code”) to maximize deductibility of compensation paid; and

•	reviewing and discussing with management our Compensation Discussion and Analysis for inclusion in our proxy statement or annual report, in accordance with applicable regulations.

Information regarding the processes and procedures followed by the Compensation Committee in considering and determining executive compensation is provided below under the heading “Compensation Discussion and Analysis.”

On April 24, 2008, our Board approved the restated Compensation Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions. The Report of the Compensation Committee on Executive Compensation for fiscal year 2009 is included in this Proxy Statement beginning on page 26.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to the Company’s executive and board of director compensation programs. For more information on the Compensation Committee’s relationship with Mercer, see “Role of Compensation Consultant” in the Compensation Discussion and Analysis section of this Proxy Statement. Mercer’s fees for executive compensation consulting to the Compensation Committee in fiscal year 2009 were $215,000.

During 2009, the Compensation Committee requested that Mercer:

•	Conduct an analysis of compensation for our key executive officers, including our CEO, and assess how target compensation aligned with our philosophy and objectives;

•	Develop recommendations for the Compensation Committee on the size and structure of long-term incentive awards for our CEO and key executive officers;

•	Provide perspectives on the composition of our peer group for 2009-2010;

•	Assist the Compensation Committee in the review of incentive plan design, severance programs and related benefit and perquisite programs;

•	Assess the Board’s compensation;

•	Provide the Compensation Committee ongoing advice and counsel on market compensation trends, legislative and regulatory updates and their impact on our executive compensation programs; and

•	Assist in the preparation of the Compensation Discussion and Analysis section of our proxy statement.

During 2009, the Company retained Mercer and other affiliates of Marsh & McLennan Companies to provide services, unrelated to executive compensation, which have been approved by the Compensation Committee. The aggregate fees paid for these other services were $738,000, consisting of $493,000 for pension administration, $213,000 for administrative services related to employee benefit communications, and $32,000 for a computer software solution for tracking market data research.

Because of the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee is confident that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company. These policies and procedures include:

•	The consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to the Company;

•	Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The consultant has direct access to the Compensation Committee without management intervention;

•	The Compensation Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Compensation Committee may make independent decisions about executive pay at the Company.

Corporate Governance and Nominating Committee

Since its formation in 2008, the Corporate Governance and Nominating Committee has consisted of three independent directors — Mr. Sanders (Chairman), Mr. Martin and Mr. Stahl. Mr. Sanders has served as the Chairman of the Corporate Governance and Nominating Committee since its formation. The Corporate Governance and Nominating Committee is responsible for:

•	assisting the Board by identifying individuals qualified to become members of the Board and recommending to the Board candidates to stand for election at the next annual meeting of stockholders;

•	recommending committee assignments after consultation with the Chairman;

•	assessing and reporting to the Board as to the independence of each director;

•	monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; and

•	leading the Board in its annual performance self-evaluation and evaluation of management, including establishing criteria to be used in connection with such evaluation.

On April 24, 2008, our Board approved the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

In fiscal year 2009, the Corporate Governance and Nominating Committee considered our current directors and other candidates to fill the slate of nominees for election to our Board. Based on an evaluation of the background, skills and areas of expertise represented by the various candidates against the qualifications for directors as set forth in our Corporate Governance Guidelines and as discussed in the section “Selection, Qualifications and Experience of Directors” on page 9 of this Proxy Statement, the Corporate Governance and Nominating Committee determined that the following persons possess the appropriate skill level, expertise and qualifications and recommended that John L. Adams, Terence D. Martin and Ronald G. Rogers be re-elected to our Board as Class II directors.

Special Award Committee

On February 10, 2009, our Board formed a Special Award Committee with our CEO, so long as he remains on our Board, named as the sole member. The Special Award Committee has the authority to make equity awards to employees (other than members of our executive leadership team) under our Omnibus Stock Incentive Plan of 2009 in accordance with limitations as may, from time to time, be established by the Compensation Committee. The Compensation Committee has set forth the following limitations for the Special Award Committee: (i) awards may be made to employees, other than members of the executive leadership team, (ii) awards may be made to new hires, for retention purposes, promotions, in connection with employee relationship issues, or in the discretion of the Special Award Committee for exceptional performance, (iii) awards are limited to the aggregate of $2 million each calendar year, (iv) awards shall not exceed $100,000 to any one individual, and (v) awards must be granted at the closing market price on the effective date of the award. The Special Award Committee reports to the Compensation Committee at each regularly scheduled meeting on the awards it has made under this limited authority since its last report. For a description of the equity award procedures that apply to the Special Award Committee, see “Compensation Discussion and Analysis — Long-Term Incentive Awards — Equity Award Procedures” on page 24 of this Proxy Statement.

Capital Transaction Committee

On November 19, 2009, our Board formed a Capital Transaction Committee, consisting of our Chairman of the Board and our CEO, so long as our CEO remains on our Board. The Board granted the authority to the Capital Transaction Committee to approve note issuances, commercial paper transactions, and interest rate swaps, but excluding any transaction which includes the issuance of the Company’s common stock or preferred stock or a feature to convert debt to common stock or preferred stock, provided that (i) the aggregate amount of such transactions does not exceed $750 million initial aggregate principal or notional amount in any calendar year and (ii) our debt to EBITDA ratio immediately prior to a contemplated transaction is at or below 2.25x and the consummation of such transaction will not result in our adjusted debt to EBITDA ratio exceeding 2.25x.

On November 19, 2009, the Board approved a transaction to restructure certain of our indebtedness, which included note issuances and interest rate swaps. The Board granted to the Capital Transaction Committee the specific authority to approve the final terms of that indebtedness restructure transaction.

Fiscal Year 2009 Meetings

During the fiscal year ended December 31, 2009, there were fourteen (14) meetings of our Board. During the fiscal year, there were ten (10) meetings held by the Audit Committee and five (5) executive sessions of the Audit Committee to meet with our independent registered public accounting firm, our senior vice president-controller and the vice president of corporate audit; eleven (11) meetings held by the Compensation Committee; three (3) meetings held by the Corporate Governance and Nominating Committee; three (3) meetings held by the Special Award Committee; and two (2) meetings held by the Capital Transaction Committee. Each incumbent director attended at least 75% of the meetings of the Board and the Board committees of which each was a member during his or her respective tenures.

Executive Sessions and Lead Independent Director

In compliance with the requirements of the NYSE, our Corporate Governance Guidelines require the non-employee directors to meet at least twice annually in regularly scheduled executive sessions. Mr. Sanders, as lead independent director, presides over non-employee director executive sessions. Five (5) executive sessions were held in fiscal year 2009.

Attendance at Annual Meeting

It is our policy that all directors attend the Annual Meeting. We anticipate that all members of our Board will be present at the Annual Meeting. In 2009, each director attended the annual meeting of stockholders held on May 19, 2009.

Board Leadership Structure and Role in Risk Oversight

The Chairman of the Board and CEO titles are held by different persons. Mr. Sanders, as Chairman of the Board, is also the lead independent director. Mr. Young is our CEO. In 2008 the Company was spun-off by Cadbury and became a stand-alone operation. At that time it was decided to separate the Chairman and CEO position. Most important among the considerations was that separation of the Chairman and CEO positions allowed our CEO to direct his energy towards operational issues and the Chairman could focus on governance and other related issues of our new publicly held company. At this time, the Company believes that separating the Chairman and CEO positions enhances the independence of the Board, provides independent business counsel for our CEO, and facilitates the discussion among Board members.

The Board has overall responsibility for oversight of risk and has delegated the responsibility for the process to the Audit Committee. The Company is responsible for management of risk and has formed an Enterprise Risk Management Committee, which reports to the Audit Committee at each regularly scheduled meeting. The Audit Committee reports on risk to the Board.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Other than Mr. Young, who is a director and whose business experience is summarized under “Board of Directors — Biographical Information” beginning on page 6 of this Proxy Statement, the following is a summary of the business experience of our executive leadership team {ages are as of the date of the Annual Meeting}:

James L. Baldwin, Jr., Executive Vice President, General Counsel, age 49, has served as our Executive Vice President and General Counsel since July 2003. From June 2002 to July 2003, he served as Senior Vice President and General Counsel of Dr Pepper/Seven Up, Inc., and from August 1998 to June 2002 as General Counsel of Mott’s LLP.

Tina S. Barry, Senior Vice President, Corporate Affairs, age 53, has served as our Senior Vice President, Corporate Affairs since September 2008. She served as our Vice President, Corporate Communications from May 2008 until September 2008. Prior to joining the Company in May 2008 she was Vice President of Corporate Communications for Kimberly-Clark Corporation, where she served for 23 years in various management positions.

Rodger L. Collins, President, Packaged Beverages, age 52, has served as our President, Packaged Beverages since February 2009. Prior to that, Mr. Collins served in various executive capacities with us, including President of Bottling Group Sales and Finished Goods Sales (September 2008 — February 2009); President of Sales for the Bottling Group (October 2007 — September 2008); Midwest Division President for the Bottling Group (January 2005 — October 2007); and Regional Vice President (October 2001 — December 2004).

Derry L. Hobson, Executive Vice President, Supply Chain, age 59, has served as our Executive Vice President of Supply Chain since October 2007. Mr. Hobson joined the business as Senior Vice President of Manufacturing in 2006 through our acquisition of DPSUBG where he had been Executive Vice President since 1999.

James J. Johnston, Jr., President, Beverage Concentrates and Latin America Beverages, age 53, has served as our President, Beverage Concentrates and Latin America Beverages since September 2009. Prior to that, Mr. Johnston has served in various executive capacities with us, including President, Beverage Concentrates (November 2008 — September 2009); President of Concentrate Sales (September 2008 — November 2008); President of Finished Goods and Concentrate Sales (October 2007 — September 2008); Executive Vice President of Sales (January 2005 — October 2007); Executive Vice President of Strategy (December 2003 — January 2005); and Senior Vice President of Licensing (October 1997 — December 2003).

Lawrence N. Solomon, Executive Vice President, Human Resources, age 55, has served as our Executive Vice President of Human Resources since March 2004. From May 1999 to March 2004, he served as Senior Vice President of Human Resources for Dr Pepper/Seven Up, Inc., prior to which he served on Cadbury’s global human resources team.

John O. Stewart, Executive Vice President, Chief Financial Officer, age 51, has served as our Executive Vice President and Chief Financial Officer from November 2006 and, pursuant to a letter agreement described in the next paragraph, will continue to serve until May 21, 2010. Mr. Stewart served as one of our directors from October 2007 to May 19, 2009. From 1990 to 2004, Mr. Stewart worked for Diageo PLC and its subsidiaries, serving as Senior Vice President and Chief Financial Officer of Diageo North America from 2001 to 2004. From 2004 to 2005, Mr. Stewart was an independent consultant, providing mergers and acquisitions advice to Diageo PLC.

On October 27, 2009, we announced that Mr. Stewart had advised our Board that he had decided to take early retirement and separate from the Company. To facilitate the transition of his duties as CFO, Mr. Stewart agreed to remain with the Company until May 21, 2010. The terms of Mr. Stewart’s separation are governed by a letter agreement, dated October 26, 2009, as amended on February 26, 2010, between us and Mr. Stewart. Under the letter agreement, Mr. Stewart will receive certain benefits, as if he were terminated “without cause” under his executive employment agreement and certain equity incentive awards with us will vest through his separation date. In consideration of Mr. Stewart’s employment until his separation date and his meeting certain performance requirements, certain remaining unvested restricted stock unit awards and remaining unvested stock option grants will fully vest on his separation date.

David J. Thomas, Ph.D., Senior Vice President, Research & Development, age 48, has served as our Senior Vice President, Research & Development since November 2006. Dr. Thomas served as Vice President — Global Product Development for Gerber Products from July 2005 until October 2006; as Vice President — Research and Development for Kerry Group from July 2004 to July 2005; and in various R&D management positions at Pillsbury/General Mills from June 1995 to June 2004. Dr. Thomas holds a Ph.D. Degree in Food Science, with an emphasis in Flavor Biochemistry from the University of Wisconsin-Madison.

James R. Trebilcock, Executive Vice President, Marketing, age 52, has served as our Executive Vice President, Marketing since September 2008. From February 2003 to September 2008, Mr. Trebilcock served as our Senior Vice President — Consumer Marketing. Prior to that time, Mr. Trebilcock held various positions at the Company, which he joined in July 1987.

Martin M. Ellen will join the Company on April 1, 2010 and assume the role of Executive Vice President. Mr. Ellen will assume the role of Chief Financial Officer after the filing of our Quarterly Report on Form 10-Q for the quarter ending March 31, 2010. Mr. Ellen, age 56, has served as Snap-on Incorporated’s Senior Vice President—Finance and Chief Financial Officer since 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 22, 2010, the record date, certain information with respect to the shares of our common stock beneficially owned by (i) stockholders known to us to own more than 5% of the outstanding shares of such classes, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group.

	Amount and Nature	Percent of Total	Percent of Total
	of Beneficial	Shares of Common	Voting Power
	Ownership of	Stock Owned	Owned
Name	Common Stock	Beneficially	Beneficially

BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON STOCK
FMR LLC(1) 82 Devonshire Street Boston, Massachusetts 02109	20,335,585	8.0%	8.0%
Franklin Mutual Advisors, LLC(2) 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	17,754,819	7.0%	7.0%
Blackrock, Inc.(3) 40 East 52nd Street New York, NY 10022	14,222,094	5.6%	5.6%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	13,387,044	5.3%	5.3%
The Vanguard Group Inc.(5) 100 Vanguard Blvd Malvern, PA 10355	13,359,774	5.25%	5.25%
SECURITY OWNERSHIP OF MANAGEMENT
DIRECTORS:
Wayne R. Sanders	53,719 (6)	*	*
John L. Adams	20,000	*	*
Terence D. Martin	—	*	*
Pamela H. Patsley	—	*	*
Ronald G. Rogers	—	*	*
Jack L. Stahl	—	*	*
M. Anne Szostak	2,500	*	*
Michael F. Weinstein	—	*	*
NAMED EXECUTIVE OFFICERS:
Larry D. Young(7)(8)	368,742	*	*
John O. Stewart(7)	95,821	*	*
Rodger D. Collins(7)	66,639	*	*
James J. Johnston(7)	84,611	*	*
Derry L. Hobson(7)	55,783	*	*
All other Executive Officers (6 persons)(7)	198,920	*	*
All Executive Officers and Directors as a Group
(19 persons)	946,735	*	*

*	Less than 1%

(1)	Based on a Schedule 13G filed by the stockholder with the SEC on February 16, 2010. Such stockholder has indicated that it has sole voting power to vote 1,982,012 shares and sole dispositive power with respect to all shares.

(2)	Based on a Schedule 13G filed by the stockholder with the SEC on January 22, 2010. Such stockholder has indicated that it has sole voting power and sole dispositive power with respect to all shares.

(3)	Based on a Schedule 13G filed by the stockholder with the SEC on January 29, 2010. Such stockholder has indicated that it has sole voting power and sole dispositive power with respect to all shares

(4)	Based on a Schedule 13G filed by the stockholder with the SEC on February 12, 2010. Such stockholder has indicated that it has sole voting power to vote 12,071,286 shares, shared voting power with respect to 281,505 shares and sole dispositive power with respect to all shares.

(5)	Based on a Schedule 13G filed by the stockholder with the SEC on February 8, 2010. Such stockholder has indicated that it has sole voting power to vote 405,696 shares, sole dispositive power with respect to 12,997,078 shares and shared power to dispose of 362,696.

(6)	The shares shown include (i) 30,000 shares held in the name of a family trust — Mr. Sanders is a trustee of the family trust and has a pecuniary interest in the shares of the issuer held by the family trust and (ii) 11,890 shares issuable under restricted stock units granted May 7, 2008 pursuant to the Omnibus Stock Incentive Plan of 2008 that Mr. Sanders has the right to acquire within 60 days after March 22, 2010.

(7)	Includes the following shares related to stock options granted under the Omnibus Stock Incentive Plan of 2008 that the NEOs and other executive officers have the right to exercise as of March 22, 2010 or will have the right to exercise within 60 days after March 22, 2010:

Exercisable Options

Larry D. Young	311,084
John O. Stewart	76,458
Rodger D. Collins	61,210
James J. Johnston	61,210
Derry L. Hobson	55,783
Other Executive Officers	153,881

(8)	Mr. Young’s shares also include 36,530 shares under the Legacy Bonus Share Retention Plan and 8,127 shares under the Legacy Long Term Incentive Plan, all of which shares are available for release.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, certain officers and persons who beneficially own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, all required forms for our current filing persons were filed on time.

Code of Conduct

We are dedicated to earning the trust of our clients and investors and our actions are guided by the principles of honesty, trustworthiness, integrity, dependability and respect. Our Board has adopted a Code of Business Conduct and Ethics that applies to all employees and directors. This Code of Business Conduct and Ethics is posted on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics for our senior financial officers, including our CEO, if any, by posting such information on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We are a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States, Canada and Mexico with a diverse portfolio of flavored (non-cola) carbonated soft drinks and non-carbonated beverages (“NCBs”), including ready-to-drink teas, juices, juice drinks and mixers. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. Approximately 75% of our volume is from brands that are either #1 or #2 in their categories.

We have built our business over the last three decades through a series of strategic acquisitions. In the 1980’s through the mid-1990’s, we began building on our then existing Schweppes business by adding brands such as Mott’s, Canada Dry and A&W and a license for Sunkist soda. We also acquired the Peñafiel business in Mexico. In 1995, we acquired Dr Pepper/Seven Up, Inc., having previously made minority investments in the company. In 1999, we acquired a 40% interest in DPSUBG, which was then our largest independent bottler, and increased our interest to 45% in 2005. In 2000, we acquired Snapple and other brands, significantly increasing our share of the United States NCB market. In 2003, we created Cadbury Schweppes Americas Beverages by integrating the way we managed our four North American businesses (Mott’s, Snapple, Dr Pepper/Seven Up and Mexico). During 2006 and 2007, we acquired the remaining 55% of DPSUBG, and also acquired Southeast-Atlantic Beverage Corporation and several smaller bottlers, and integrated them all into our Packaged Beverages segment, thereby expanding our geographic coverage.

In 2008, Cadbury separated its beverage business in the United States, Canada, Mexico and the Caribbean (the “Americas Beverages business”) from its global confectionery business by contributing the subsidiaries that operated its Americas Beverages business to us. The separation involved a number of steps, and as a result of these steps we became an independent publicly traded company listed on the NYSE under the symbol “DPS”.

As of December 31, 2009 our operating structure consists of three business segments: Beverage Concentrates, Packaged Beverages and Latin America Beverages.

On February 26, 2010, we announced that we completed the licensing of certain brands to PepsiCo, Inc. (“PepsiCo”) upon the closing of PepsiCo’s acquisitions of The Pepsi Bottling Group, Inc. (“PBG”) and PepsiAmericas, Inc. (“PAS”). Under the new licensing agreements, PepsiCo will distribute Dr Pepper, Crush and Schweppes in the U.S. territories where these brands were previously distributed by PBG and PAS. The same will apply for Dr Pepper, Crush, Schweppes, Vernors and Sussex in Canada; and Squirt and Canada Dry in Mexico. Under the agreements, we received a one-time cash payment of $900 million before taxes and related fees. The new licensing agreements have an initial period of twenty years with automatic twenty year renewal periods, and will require PepsiCo to meet certain performance conditions. Additionally, in U.S. territories where we have a distribution footprint, we will begin distributing certain owned and licensed brands, including Sunkist soda, Squirt, Vernors, Canada Dry and Hawaiian Punch, that were previously distributed by PBG and PAS.

Maintaining these industry leading positions requires a talented and motivated executive team. Our overall executive compensation program is, therefore, designed to be competitive with those companies in our industry, considering our size and scale, and also to be competitive with other leading beverage and consumer packaged goods companies of similar size and scale.

Objectives of Our Program

Following the spin-off from Cadbury, we undertook a significant review of our entire compensation program to ensure that its design was compatible with our new position as a stand-alone, NYSE-listed company, which is included in the S&P 500. As a result of this review, the following objectives were established as the basis for our program design:

•	Total compensation targets are designed to be competitive with the companies and markets in which we compete;

•	Pay is performance-based, with our overall performance judged both against internal goals and the performance of competitors;

•	A pay-for-performance culture links compensation to both individual and collective performance and will result in differentiated compensation;

•	A substantial percentage of total compensation is variable, or “at risk”, both through annual incentive compensation and the granting of long-term incentive awards; and

•	Equity incentive awards are used to align the interests of management with those of our stockholders.

These objectives will continue to guide our programs in 2010 and beyond.

Role of the Compensation Committee

The Compensation Committee administers our executive compensation program. The Compensation Committee establishes and monitors our overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee is responsible for setting the compensation of our CEO and all of our other executive officers. As part of this compensation setting process, the Compensation Committee, with assistance from its executive compensation consultant, Mercer, reviews the compensation (including salary, annual incentives, long-term incentives and other benefits) of similarly situated executive officers in our peer group. The Compensation Committee also consults with the other independent directors on the Board before setting annual compensation for the executives. The committee chair regularly reports on committee actions at Board meetings.

For a more complete description of the responsibilities of the Compensation Committee, see “Corporate Governance — Board Committees and Meetings — Compensation Committee” beginning on page 12 of this Proxy Statement and the charter for the Compensation Committee posted on our website at www.drpeppersnapplegroup.com under the Investor Center and Corporate Governance captions.

Role of Compensation Consultant

The Compensation Committee has retained Mercer as its outside executive compensation consultant to advise the Compensation Committee on executive compensation matters. Mercer regularly attends Compensation Committee meetings, and reports directly to the Compensation Committee on matters relating to compensation for our executive officers, including our CEO. Please see “Corporate Governance — Board Committees and Meetings — Compensation Committee” beginning on page 12 of this Proxy Statement for a list of Mercer’s duties in 2009.

Role of Company Management

Our CEO develops preliminary recommendations regarding compensation matters with respect to all key executives other than our CEO and provides these recommendations to the Compensation Committee. The management team is responsible for the administration of the compensation programs once Compensation Committee decisions are finalized.

The Compensation Program

The key components of our current compensation program for our key executives are:

•	Base salary;

•	Short-term (annual) cash incentives;

•	Long-term, equity-based incentives; and

•	Other benefits.

In 2009, the Compensation Committee reviewed our executive compensation program to determine how well actual compensation targets met our overall philosophy and the compensation in our targeted markets. Overall, the Compensation Committee believes the program remains aligned with our key objectives.

In the second half of 2008, our Compensation Committee, with the assistance of Mercer, reviewed potential peers in light of our new publicly-traded status. As a result, a set of peer companies was identified that were used to calibrate our executive compensation program for 2009. These companies represented leading beverage and consumer packaged goods companies of similar size and scale to us, and include:

Brown-Forman	Del Monte	McCormick
Campbell Soup	General Mills	Molson Coors
Chiquita Brands**	Heinz	PepsiAmericas*
Coca-Cola Enterprises	Hershey	Pepsi Bottling Group*
ConAgra	Hormel	Ralcorp**
Constellation Brands	J.M. Smucker	Sara Lee
Dean Foods	Kellogg

*	Pepsi Bottling Group and PepsiAmericas were eliminated from the group during 2009 due to their pending acquisition by PepsiCo.

**	Chiquita Brands and Ralcorp were added during 2009 to replace Pepsi Bottling Group and PepsiAmericas, since they had many similarities to the existing peer group members. PepsiCo has not been added to the peer group because its size and scale are not similar to ours. This revised group of 18 companies served as peers for decisions made in late 2009 and for 2010.

Base Salary

Base salary is designed to compensate our key executives in part for their roles and responsibilities and also to provide a stable level of compensation that serves as a retention tool throughout the executive’s career. Salaries are targeted at the median of the market for similar positions in the peer companies. Adjustments are made annually based on individual performance.

In general, base salary is the smallest component of the overall compensation package, assuming that we are achieving or exceeding targeted performance levels for our incentive programs. On average, base salary currently represents 20% to 30% of the total compensation package for our CEO and key executive officers. This is consistent with our philosophy to have low fixed and high “at risk” compensation.

Salary increases for our NEOs (as defined in the first paragraph of “Historical Executive Compensation Information” on page 27 of this Proxy Statement) in 2009 were made by the Compensation Committee selectively, considering the challenging economic environment, the level of base salary relative to key comparators and the performance of the given executive. The Compensation Committee decided that, in light of the economic environment, our CEO, the CFO, and the two Business Unit Presidents would not receive an increase in 2009. As a result, our CEO’s base salary remains below the peer group median and the CFO’s and the two Business Unit Presidents’ base salaries remain near the median. Based on a recommendation from our CEO, the Compensation Committee approved an increase of 10% of base salary for Mr. Hobson which puts him slightly above the median, recognizing his outstanding performance in 2008.

Management Incentive Compensation

The Management Incentive Plan of 2009 (“Management Incentive Plan”), our annual cash incentive program, is designed to reward the achievement of specific pre-set financial results typically measured over the fiscal year. Each participant is assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 65% to 125% of base salary. The actual awards are calculated based on year-end salary. For any NEO promoted during the year, the calculation is pro-rated and is based upon the NEO’s actual time in each position, the NEO’s previous base salary and Management Incentive Plan target percentage and new base salary and Management Incentive Plan target percentage.

Specific Plan for 2009

Awards under the Management Incentive Plan for 2009 were based on a series of key financial metrics that reflected the Company’s key objectives for the year. The metrics vary based on the roles and responsibilities of each executive. In addition, a portion of the incentive plan was focused on our SOX implementation, as one of the significant administrative phases of our transition to a public company following our spin-off from Cadbury in 2008.

In addition to overall financial performance, the Company established a series of key operational measures to focus various plan participants including some of our NEOs on operational excellence in 2009. These metrics included the following areas: trade spending effectiveness, new route penetration, inventory break and shrink, inventory obsolescence, overall equipment effectiveness, SKU rationalization, and market share. The phrase “operational metrics” is used to capture this portion of the annual incentive plan described below.

The key metrics and weights for our NEOs and other senior executives were as follows:

	CEO and	Business Unit	Senior Staff
Metric	CFO	Presidents	Executives

Earnings Per Share	60%
Company Net Sales	30%
Company Net Income		30%	40%
Company Gross Profit		20%	30%
Segment Operating Profit		20%
Operating Metrics		20%	20%
SOX Implementation	10%	10%	10%

Results for 2009

In 2009, the key financial goals at the corporate level, the potential payouts for achieving these goals, and the actual 2009 results as determined by the Compensation Committee were as follows:

	Potential Payout as a Percentage
	of Target
	Target
Metric	100%	Actual
	($ millions except EPS)

Earnings Per Share	$1.67	$1.97
Company Net Sales	$5,590	$5,531
Company Net Income	$427	$503
Company Gross Profit	$3,178	$3,297

The Compensation Committee also assessed performance against the other financial and operational performance goals established at the beginning of 2009. Regarding these goals, the Compensation Committee determined the following based on overall 2009 results:

•	Segment Operating Profit: Results were 108.7% of target for the Beverage Concentrates segment, 109.6% of target for the Packaged Beverages segment, and 96.3% of target for the Latin America Beverages segment.

•	Operational Metrics: Average results based on various operational metrics were 112.6% of target for the President, Packaged Beverages, 100.6% of target for the President, Beverage Concentrates and Latin America Beverages, and 107.7% of target for the Executive Vice President, Supply Chain.

•	SOX Implementation: Overall results achieved targeted performance.

Based on the results described above for 2009, bonus payouts as a percent of target for each of the executives were 163.5% for our CEO and CFO, 175.4% for the President, Packaged Beverages, 162.8% for the President, Beverage Concentrates and Latin America Beverages, and 171.8% for the Executive Vice President, Supply Chain.

Long-Term Incentive Awards

Overview

Our long-term incentive awards are used to link our performance and increases in stockholder value to the total compensation for our key executives. These awards are also key components of our ability to attract and retain our key executives. The annualized value of the awards to our key executives is intended to be the largest component of our overall compensation package. On average, and assuming performance is on target, these awards currently represent over 50% of the total compensation package for our NEOs, consistent with our emphasis on linking executive pay to stockholder value.

Specific Programs for 2009

Our incentive plans allow for the granting of stock options, restricted stock and restricted stock units (“RSUs”), and performance share units, each linked to our stock price. For 2009, the Compensation Committee believed it was important to continue using equity vehicles to provide alignment with stockholder interests, consistent with our emphasis following the spin-off from Cadbury in 2008. To provide an emphasis on performance through the use of stock options and on retention through the use of time-based RSUs, the Compensation Committee made grants in 2009 to our key executives consisting of 30% stock options and 70% time-based RSUs (weighted by value). The higher weighting in 2009 on RSUs was done primarily to provide additional emphasis on retention in the uncertain economic environment. The Compensation Committee believes that these awards to our key executives will focus attention on building stockholder value over the long-term, reinforce the importance of their roles as stewards of the business, and help to retain the executives.

The following provides more detail about the various award programs:

•	Stock Options: Stock options are granted with an exercise price equal to the closing market price of our common stock on the grant date. Options generally vest over a period of three years with one third becoming exercisable on each anniversary of the grant date as long as the recipient is still employed by us on the date of vesting, and generally expire after ten years. Stock options only have value if our stock price appreciates after the options are granted.

•	RSUs: RSUs are equivalent in value to one share of our common stock and generally vest on the third anniversary of the grant date. RSUs do not generally entitle the recipient to voting rights until the units vest. Holders of RSUs will receive a dividend equivalent payment of additional RSUs. These dividend equivalents are governed by the terms of the RSU agreement, as amended. The additional RSUs will equal: (i) the product of the per-share cash dividend payable with respect to each share of common stock on that date, multiplied by the total number of RSUs which have not been settled or forfeited as of the record date for such dividend, divided by (ii) the closing price of one share of common stock on the payment date of that dividend.

Equity Award Procedures

We have established equity award procedures to develop a consistent practice with respect to the granting of equity-based awards. Under these procedures, the Board, with respect to equity awards to non-executive directors, and the Compensation Committee, with respect to employee awards, may grant equity awards at its first regularly-scheduled meeting in each calendar year (or at any special meeting, so long as this special meeting occurs on or before March 2 of each calendar year), and the effective date of these equity awards will be March 2 (or if not a NYSE trading day, the first NYSE trading day after March 2). The Compensation Committee may also make equity awards to new hires, employees receiving promotions, employees receiving retention grants and persons becoming employees as a result of an acquisition at any regularly scheduled meeting or at any special meeting called for that purpose. The Board may also make equity awards to persons who become new directors at any regularly scheduled meeting or at any special meeting called for that purpose. The Special Award Committee may make awards to employees at any time, but the effective date of such awards is the first business day of the next succeeding month after the Special Award Committee selects employees for awards. Awards by the Special Award Committee are also governed by the limitations established by the Compensation Committee. For a more complete description of the authority and limitations of the Special Award Committee, see “Corporate Governance — Board Committees and Meetings — Special Award Committee” on page 14 of this Proxy Statement.

Our equity award procedures require that the exercise or grant price of an equity award equal the closing price of our common stock on the effective date of the award. Our procedures also set forth the procedural and control requirements for granting equity awards.

Benefits

Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. Our primary benefits for executives include participation in our broad-based plans: retirement plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance.

We also provide certain executives, including the NEOs, the following benefits:

•	Supplemental Savings Plan: The only nonqualified deferred compensation plan sponsored by us for NEOs is the Supplemental Savings Plan (the “SSP”), a non-tax qualified defined contribution plan. The SSP is for employees who are actively enrolled in the Savings Incentive Plan (“SIP”) and whose deferrals under the SIP are limited by the Code compensation limitations. Employees may elect to defer up to 75% of their base salary over the compensation limit (established in the Code) to the SSP, and we match 100% of the first 4% of base salary that is contributed by these employees. Employees participating in the SSP are always fully vested in their, as well as our, contributions to the plan.

•	Executive Service Allowance: All NEOs and other key executives receive an annual allowance that can be used for obtaining financial planning, tax preparation services and other related benefits. The executive pays tax on this allowance.

•	Automobile Allowance: We provide our NEOs with an automobile allowance. This benefit provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. The executive pays tax on this allowance.

•	Executive Long Term Disability: We provide our NEOs with an executive long term disability program that is supplemental to our group disability program. The executive long term disability program provides a benefit of up to 60% of total target compensation. Total target compensation equals the sum of base pay and target performance based incentive compensation. Executives recognize imputed income for tax purposes for premiums paid for the executive long term disability premiums.

•	Annual Physicals: We provide our NEOs with the opportunity to have executive physicals on an annual basis.

•	Aircraft Usage: As a result of the recommendations contained in an independent, third-party security study, the Board has determined that Mr. Young must travel by corporate jet (chartered or company-owned) for all business and personal air travel. Per IRS regulations, our CEO recognizes imputed income on the personal use of a corporate jet at rates established by the IRS. The Company will gross up Mr. Young’s base salary for up to $150,000 of income that would be attributed to Mr. Young for personal air travel to cover the taxes accruing to Mr. Young as a result of this benefit.

Tax Treatment

Under Section 162(m) of the Code, we generally receive an annual federal income tax deduction for compensation paid to our CEO and the other three most highly paid executives (excluding the CFO) only if the compensation is less than $1 million or is performance-based. The applicable awards granted under both the Management Incentive Plan and the Omnibus Stock Incentive Plan of 2008 are fully tax-deductible for us. RSUs granted under the Omnibus Stock Incentive Plan of 2009 that vest solely over time are not performance-based compensation and are subject to the limitation of tax deductibility under Section 162(m) of the Code. The Compensation Committee intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interest of the Company and our stockholders.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Proxy Statement to be filed in connection with our Annual Meeting.

Submitted by the
Compensation Committee of the Board

Jack L. Stahl, Chairman
Ronald G. Rogers
M. Anne Szostak

Historical Executive Compensation Information

The executive compensation disclosure contained in this section reflects compensation information for 2009. The following disclosure tables provide information for (1) Mr. Young, our President and CEO; (2) Mr. Stewart, our Chief Financial Officer; (3) Mr. Collins, our President, Packaged Beverages; (4) Mr. Johnston, our President, Beverage Concentrates and Latin America Beverages; and (5) Mr. Hobson, our Executive Vice President, Supply Chain. These persons are sometimes hereinafter collectively referred to as “Named Executive Officers” or “NEOs” and individually as “NEO”.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by NEOs in 2007, 2008 and 2009.

Summary Compensation Table

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary		Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Larry D. Young	2009	934,616	(1)	—	2,519,992	1,079,998	1,839,488	30,619	114,665	6,519,378
President & CEO	2008	867,308		—	2,399,994	2,328,073	1,643,155	229,831	206,130	7,674,491
	2007	672,266		—	1,635,399	—	510,400	35,000	197,411	3,050,476
John O. Stewart	2009	532,212	(1)	—	629,988	269,998	670,392	13,957	76,723	2,193,270
Chief Financial	2008	509,135		—	599,992	567,463	874,120	94,132	104,339	2,749,181
Officer	2007	425,654		—	282,475	—	218,266	5,000	85,288	1,016,683
Rodger L. Collins	2009	510,000	(1)	—	629,988	269,998	715,633	—	95,638	2,221,257
Pres., Packaged	2008	452,462		—	419,987	398,682	658,717	—	237,224	2,167,072
Beverages	2007	376,242		—	148,134	—	189,631	—	33,463	747,470
James J. Johnston	2009	519,231	(1)	—	629,988	269,998	651,121	70,036	78,370	2,218,744
Pres., Beverage Concentrates	2008	454,423		—	419,987	398,682	513,791	57,314	54,690	1,898,887
& Latin America Beverages	2007	435,962		—	349,098	—	182,497	75,000	52,151	1,094,708
Derry L. Hobson	2009	430,578	(1)	—	1,059,991	239,998	474,654	—	78,108	2,283,329
EVP, Supply	2008	376,923		—	389,986	369,576	514,542	—	58,009	1,709,036
Chain	2007	314,462		—	241,545	—	156,167	—	29,325	741,499

(1)	Salary disclosed reflects 27 biweekly pay periods that occurred in 2009, excluding Mr. Collins who received the typical 26 biweekly pay periods because he is on a different payroll system.

(2)	The amounts reported in the Stock Awards column reflect the grant date fair value associated with awards of restricted stock units to each of the NEOs. Even though the awards may be forfeited, the amounts do not reflect this contingency. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 16 “Stock-Based Compensation,” to our audited Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009. For further information on the stock awards granted in 2009, see the Grants of Plan-Based Awards table.

(3)	The amounts reported in the Option Awards column represent the grant date fair value associated with option grants to each of the NEOs. Even though the awards may be forfeited, the amounts do not reflect this contingency. Assumptions used to calculate these amounts (disregarding forfeiture assumptions) are included in Note 16 “Stock-Based Compensation,” to our audited Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009. For further information on the stock option grants awarded in 2009, see the Grants of Plan-Based Awards table.

(4)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under the Company’s Management Incentive Plan for 2009. In 2008 these amounts include amounts earned under the Annual Incentive Plan for 2008 and a performance- based cash award related to the successful spin-off from Cadbury.

(5)	The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent an estimate of the aggregate change during fiscal year 2009 in the actuarial present value of accumulated benefits under the Personal Pension Account Plan and the Pension Equalization Plan (as applicable), as described in more detail in the Pension Benefits table on page 30 of this Proxy Statement. The change in the actuarial present value of the accumulated benefits under the plans was determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 715, Retirement Benefits (ASC 715). Assumptions used to calculate these amounts are included in Note 15 “Employee Benefit Plans,” to our audited Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(6)	“All Other Compensation” for 2009 is summarized as follows:

	Perquisites ($)
			Disability	Company
	Automobile	Service	Income	Contributions	Other
	Allowance	Allowance	Premiums(a)	($)(b)	($)(c)	Total ($)

Mr. Young	35,100	24,000	6,778	37,385	11,402	114,665
Mr. Stewart	28,600	19,000	6,168	21,288	1,667	76,723
Mr. Collins	27,879	19,000	6,794	39,663	2,302	95,638
Mr. Johnston	33,936	19,000	4,665	20,769	—	78,370
Mr. Hobson	22,594	14,000	7,825	33,216	473	78,108

(a)	Includes the gross up for taxes to be paid by the NEO on the premium that was included in the NEO’s income.

(b)	The amounts reported in the Company Contributions column represent our matching contributions to the tax-qualified defined contribution plans and non-tax qualified defined contribution plans. The contributions to the tax qualified defined contribution plans for 2009 is $9,800 for each of Mr. Young, Mr. Stewart and Mr. Johnston and $16,700 for each of Mr. Collins and Mr. Hobson. The contributions to the non-tax qualified defined contributions plans for 2009 are as follows: for Mr. Young, $27,585; for Mr. Stewart, $11,488; for Mr. Collins, $22,963; for Mr. Johnston, $10,969; and for Mr. Hobson, $16,516.

(c)	The amounts reported in the Other column represent the following costs for 2009: for Mr. Young, $11,402 for corporate jet personal use (including gross up for applicable taxes); for Mr. Stewart, $1,667 for executive physical; for Mr. Collins, $2,302 for executive physical; and for Mr. Hobson, $473 for corporate jet personal use (which did not include a gross up for applicable taxes). For SEC purposes, the cost of personal use of a corporate jet is calculated based on the incremental cost to us. To determine the incremental cost, we calculate the variable costs for fuel on a per mile basis, plus any direct trip expenses such as on-board catering, landing/ramp fees and crew expenses. Fixed costs which do not change based on usage, such as pilot salaries, depreciation of aircraft and cost of maintenance are excluded.

Grants of Plan-Based Awards

The following table sets forth information regarding equity plan awards and non-equity incentive plan awards by us to our NEOs in 2009. For a discussion of the material terms of these awards, see “Compensation Discussion and Analysis — The Compensation Program” and “Historical Executive Compensation Information — Summary Compensation Table.”

Grants of Plan-Based Awards

								All
								Other		Exercise	Grant Date
								Stock	All Other	or	Fair
								Awards:	Options	Base	Value
		Estimated Future Payouts Under			Estimated Future Payouts			Number	Awards:	Price	of Stock
		Non-Equity Incentive			Under Equity Incentive			of Shares	Number of	of	and
		Plan Awards(1)			Plan Awards			of Stock or	Securities	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	Option (#)(3)	($/Sh)(4)	(5)

Larry D. Young		281,250	1,125,000	2,250,000
	3/2/2009							186,943			2,519,992
	3/2/2009								302,334	13.48	1,079,998
John O. Stewart		102,500	410,000	820,000
	3/2/2009							46,735			629,988
	3/2/2009								75,583	13.48	269,998
Rodger L. Collins		102,000	408,000	816,000
	3/2/2009							46,735			629,988
	3/2/2009								75,583	13.48	269,998
James J. Johnston		100,000	400,000	800,000
	3/2/2009							46,735			629,988
	3/2/2009								75,583	13.48	269,998
Derry L. Hobson		69,063	276,250	552,500
	3/2/2009							41,543			560,000
	5/18/2009							22,331			499,991
	3/2/2009								67,185	13.48	239,998

(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential payouts of annual cash incentive awards granted to our NEOs in fiscal year 2009 under the Management Incentive Plan subject to the achievement of certain performance measures. The actual amount of the awards made to the NEOs and paid in cash is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Represents the number of shares subject to restricted stock unit awards made in 2009 under the Omnibus Stock Incentive Plan of 2008. All of these awards vest three years from their respective grant dates.

(3)	Represents the number of shares subject to stock option grants made in 2009 under the Omnibus Stock Incentive Plan of 2008. All options granted in 2009 to NEOs have a term of ten years from the grant date and vest one-third on the first, second and third anniversaries of the grant date, contingent on the NEO continuing his employment with the Company through each date.

(4)	The exercise price for the option awards, which were determined based on the closing share price of a share of our common stock on the date of grant.

(5)	Represents the grant date fair value of the equity incentive plan awards, which generally reflects the amount we would expense in our financial statements in accordance with FASB ASC 718 (“Compensation — Stock Compensation”) over the award’s vesting schedule, and does not correspond to the actual value that may be realized by or paid to the NEOs.

Outstanding Equity Awards

The following table sets forth information regarding exercisable and unexercisable stock options and vested and unvested equity awards held by each NEO as of December 31, 2009. All such awards relate to shares of our common stock.

Outstanding Equity Awards at Fiscal Year End

		Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market
									Plan	or
									Awards:	Payout
				Equity			Number	Market	Number of	Value of
				Incentive			of	Value of	Unearned	Unearned
				Plan Awards:			Shares	Shares or	Shares,	Shares,
		Number of	Number of	Number of			or	Units of	Units or	Units or
		Securities	Securities	Securities			Units of	Stock	Other	Other
		Underlying	Underlying	Underlying			Stock	That	Rights	Rights
		Unexercised	Unexercised	Unexercised	Option	Option	That	Have Not	That Have	That Have
		Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Vested	Not	Not
Name	Grant Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	($)(1)	Vested (#)	Vested ($)

Larry D. Young	5/7/2008	105,153	210,304		25.36	5/7/2018
	3/2/2009		302,334		13.48	3/2/2019
	5/7/2008						94,637	2,678,227
	3/2/2009						186,943	5,290,487
John O. Stewart	5/7/2008	25,632	51,260		25.36	5/7/2018
	3/2/2009		75,583		13.48	3/2/2019
	5/7/2008						23,659	669,550
	3/2/2009						46,735	1,322,601
Rodger L. Collins	5/7/2008	18,008	36,014		25.36	5/7/2018
	3/2/2009		75,583		13.48	3/2/2019
	5/7/2008						16,561	468,676
	3/2/2009						46,735	1,322,601
James J. Johnston	5/7/2008	18,008	36,014		25.36	5/7/2018
	3/2/2009		75,583		13.48	3/2/2019
	5/7/2008						16,561	468,676
	3/2/2009						46,735	1,322,601
Derry L. Hobson	5/7/2008	16,694	33,384		25.36	5/7/2018
	3/2/2009		67,185		13.48	3/2/2019
	5/7/2008						15,378	435,197
	3/2/2009						41,543	1,175,667
	5/18/2009						22,331	631,967

(1)	Determined by multiplying the total number of shares or other rights awarded under an equity incentive plan that have not vested times the closing price of $28.30 of a share of our common on the New York Stock Exchange on December 31, 2009.

Pension Benefits

The following table sets forth information regarding pension benefits accrued by each NEO under our defined benefit plans and supplemental contractual arrangements for 2009.

Pension Benefits

		Number of Years	Present Value	Payments
		of Credited Service	of Accumulated	During Last
Name	Plan Name	(#)	Benefit ($)(1)	Fiscal Year ($)

Larry D. Young	Personal Pension Account Plan	2.67	35,302	—
	Pension Equalization Plan	2.67	260,148	—
John O. Stewart	Personal Pension Account Plan	2.15	15,757	—
	Pension Equalization Plan	2.15	97,332	—
James J. Johnston	Personal Pension Account Plan	16.09	273,141	—
	Pension Equalization Plan	16.09	334,209	—

(1)	The actuarial present value of benefits accumulated under the respective plans in accordance with the assumptions included in Note 15 “Employee Benefit Plans,” to our audited Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009. These amounts assume that each NEO retires at age 65. The discount rate used to determine the present value of accumulated benefits is 5.90%. The present values assume no pre-retirement mortality and utilize the RP2000 healthy white collar male and female tables, projected to calendar year 2015.

Personal Pension Account Plan

NEOs, other than Mr. Collins and Mr. Hobson, are provided with retirement benefits under our personal pension account plan (the “PPA Plan”), a tax-qualified defined benefit pension plan covering full-time and part-time employees with at least one year of service who were actively employed (other than former bottling group employees) as of December 31, 2006. The PPA Plan was closed to employees who were hired after December 31, 2006. Further, as of December 31, 2008, all future pay and service credits to the PPA Plan have been frozen. However, the PPA Plan does provide a minimum annual interest credit on individual account balances of 5%.

Participants fully vest in their retirement benefits after three years of service or upon attaining age 65. Participants are also eligible for early retirement benefits if they separate from service on or after attaining age 55 with 10 years of service. Participants who leave the Company before they are fully vested in their retirement benefit forfeit their accrued benefit under the PPA Plan.

The Code places limitations on compensation and pension benefits for tax-qualified defined benefit plans such as the PPA Plan. We have established a non-qualified supplemental defined benefit pension program (our Pension Equalization Plan), as discussed below, to restore some of the pension benefits limited by the Code.

Pension Equalization Plan

We sponsor a pension equalization plan (the “PEP”), an unfunded, non-tax qualified excess defined benefit plan covering key employees who were actively employed as of December 31, 2006 and whose base salary exceeded certain statutory limits imposed by the Code. As with the PPA Plan, the PEP was closed to employees who were hired after December 31, 2006 and as of December 31, 2008, all future pay and service credits to the PEP have been frozen. However, the PEP does provide a minimum annual interest credit on individual account balances of 5%.

The purpose of the PEP is to restore to PEP participants any PPA Plan benefits that are limited by statutory restrictions imposed by the Code that are taken into consideration when determining their PPA Plan benefits. Participants fully vest in their benefits under the PEP after three years of service. Participants who voluntarily resign from service before they are vested in their benefits under the PEP forfeit their unvested accrued benefit. Participants who are terminated without “cause” or resign for “good reason” are entitled to have their unvested accrued benefits under the PEP automatically vested.

In addition, pursuant to the terms of the executive employment agreements, if any NEO is terminated without “cause” or resigns for “good reason” and is not vested in his accrued benefit under the PPA Plan, such NEO will be entitled to have his accrued and unvested benefits under the PPA Plan paid under the PEP. As of December 31, 2009, all NEOs (other than Mr. Collins and Mr. Hobson who do not participate in the PPA Plan) have vested in their accrued benefits under the PPA Plan. Since Mr. Collins and Mr. Hobson are not participants in the PPA Plan, they receive no benefits under the PEP.

Deferred Compensation

Savings Incentive Plan

We sponsor a savings incentive plan (the “SIP”), a tax-qualified 401(k) defined contribution plan. The plan permits participants to contribute up to 75% of their base salary in the SIP within certain statutory limitations under the Code and we match 100% of the first 4% of base salary, on a per paycheck basis, that is deferred to the SIP by a participant. Employees participating in the SIP are always fully vested in their, as well as our, contributions to the plan. Participants self-direct the investment of their account balances among various mutual funds. All of our NEOs participate in the SIP.

Also as part of the SIP, we offer an enhanced defined contribution component (the “EDC’) on a tax-qualified basis to the SIP plan account. The EDC provides a contribution equal to 3% of eligible compensation to individual accounts annually. EDC contributions are 100% vested after three years of service with the Company.

Supplemental Savings Plan

The supplemental savings plan (the “SSP”) is a nonqualified deferred compensation plan sponsored by the Company in 2009 for NEOs, and is a non-tax qualified defined contribution plan. The SSP is for employees who are actively enrolled in the SIP and whose deferrals under the SIP are limited by Code compensation limitations. Employees may elect to defer up to 75% of their base salary over the Code compensation limit to the SSP, and we match 100% of the first 4% of base salary, on a per paycheck basis, that is contributed by these employees. Employees participating in the SSP are always fully vested in their, as well as our, contributions to the plan. Participants self-direct the investment of their account balances among various mutual funds. All of our NEOs participate in the SSP.

Also as part of the SSP, we offer an enhanced defined contribution component (the “Non-qualified EDC”) on a non-tax qualified basis to the SSP plan account. The Non-qualified EDC provides a contribution equal to 3% of eligible compensation over statutory pay limits to individual accounts annually. The Non-qualified EDC contributions are 100% vested after three years of service with the Company or prior affiliates.

The SSP also offers our executive officers the opportunity to defer up to 100% of their annual bonus. Participants will make yearly elections on payout options of bonus deferrals under the plan. Vesting is immediate and the participant has multiple distribution options available during each annual enrollment period. Participants self-direct the investment of their account balances among various mutual funds.

The following table sets forth information regarding the nonqualified deferred compensation under the SSP for each NEO in 2009.

Nonqualified Defined Contribution and Deferred Compensation Plans

	Executive	Registrant
	Contributions in	Contributions	Aggregate	Aggregate	Aggregate
	Last Fiscal Year	in Last	Earnings in Last	Withdrawals/	Balance at
Name	($)(1)	Fiscal Year ($)(2)	Fiscal Year($)(3)	Distributions ($)	Last FYE ($)

Larry D. Young	82,754	27,585	62,139	—	301,395
John O. Stewart	445,518	11,488	226,221	—	964,304
Rodger L. Collins	111,594	22,963	48,187	—	226,214
James J. Johnston	24,681	10,969	29,855	—	138,521
Derry L. Hobson	142,822	16,516	14,136	—	262,903

(1)	Aggregate amount of contributions made by our NEOs to the SSP in fiscal year 2009.

(2)	Aggregate amount of the Company’s contributions to the NEOs’ accounts under the SSP in fiscal year 2009.

(3)	Aggregate amount of earnings credited to the NEOs’ accounts under the SSP in fiscal year 2009.

Post-Termination Compensation

Executive Employment Agreements

Mr. Young, Mr. Stewart and Mr. Hobson have executive employment agreements with us. Each of these executive employment agreements has a term of 10 years and includes non-competition and non-solicitation provisions, which provide that the executive will not, for a period of one year after termination of employment, (i) become engaged with companies that are in competition with us, including but not limited to a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.

The executive employment agreements of Mr. Young, Mr. Stewart and Mr. Hobson each provide that severance payments occur and salary and benefits continue if termination of employment occurs without “cause” or if the executive leaves for “good reason”. Under the executive employment agreements:

(A) “cause” is defined as termination of the executive’s employment for his:

•	willful failure to substantially perform his duties,

•	breach of a duty of loyalty toward the Company,

•	commission of an act of dishonesty toward the Company, theft of our corporate property, or usurpation of our corporate opportunities,

•	unethical business conduct including any violation of law connected with the executive’s employment, or

•	conviction of any felony involving dishonest or immoral conduct; and

(B) “good reason” is defined as a resignation by the executive for any of the following reasons:

•	our failure to perform any of our material obligations under the employment agreement,

•	a relocation by us of the executive’s principal place of employment to a site outside a 50 mile radius of the current site of the principal place of employment, or

•	the failure by a successor acquirer to assume the employment agreement.

In the event we terminate Mr. Young’s employment “without cause” or he resigns for “good reason” during the employment term, he is entitled to the equivalent of 5.625 times base salary made up as follows:

(1)	salary continuation for up to 15 months equal to his annual base salary and his target award under the Management Incentive Plan (subject to mitigation for new employment);

(2)	a lump sum salary payment equal to 15 months of his annual base salary; and

(3)	a lump sum cash payment equal to 125% of his target award under the Management Incentive Plan.

In addition, Mr. Young will receive a lump sum cash payment equal to his Management Incentive Plan payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Mr. Young will continue to receive medical, dental and vision benefits until other employment is obtained, but not to exceed the salary continuation period. Mr. Young will also be entitled to receive outplacement services and certain payments under the qualified and non-qualified pension plans. See discussion of pension benefits to be paid under the PPA Plan under “Pension Benefits — Personal Pension Account Plan” on page 31 of this Proxy Statement and the PEP under “Pension Benefits — Pension Equalization Plan” on page 31 of this Proxy Statement.

In the event we terminate Mr. Stewart’s employment “without cause” or he resigns for “good reason” during the employment term, he is entitled to the equivalent of approximately 3.6 times base salary made up as follows:

(1)	salary continuation for up to 12 months equal to his annual base salary and his target award under the Management Incentive Plan (subject to mitigation for new employment);

(2)	a lump sum salary payment equal to 12 months of his annual base salary; and

(3)	a lump sum cash payment equal to 100% of his target award under the Management Incentive Plan.

In addition, Mr. Stewart will receive a lump sum cash payment equal to his Management Incentive Plan payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Mr. Stewart will continue to receive medical, dental and vision benefits until other employment is obtained, but not to exceed the salary continuation period. Mr. Stewart will also be entitled to receive outplacement services and certain payments under the qualified and non-qualified pension plans. See discussion of pension benefits to be paid under the PPA Plan under “Pension Benefits — Personal Pension Account Plan” on page 31 of this Proxy Statement and the PEP under “Pension Benefits — Pension Equalization Plan” on page 31 of this Proxy Statement.

On October 27, 2009, we announced that Mr. Stewart advised our Board that he decided to take early retirement and separate from the Company. To facilitate the transition of his duties as CFO, Mr. Stewart has agreed to remain with the Company until May 21, 2010. For a discussion of Mr. Stewart’s separation see “Business Experience of Executive Officers” on page 16 of this Proxy Statement.

In the event we terminate Mr. Hobson’s employment “without cause” or he resigns for “good reason” during the employment term, he is entitled to the equivalent of approximately 2.475 times base salary made up as follows:

(1)	salary continuation for up to nine months equal to his annual base salary and 75% of his target award under the Management Incentive Plan (subject to mitigation for new employment);

(2)	a lump sum salary payment equal to nine months of his annual base salary; and

(3)	a lump sum cash payment equal to 75% of his target award under the Management Incentive Plan.

In addition, Mr. Hobson will receive a lump sum cash payment equal to his Management Incentive Plan payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Mr. Hobson will continue to receive medical, dental and vision benefits until other employment is obtained, but not to exceed the salary continuation period. Mr. Hobson will also be entitled to receive outplacement services and certain payments under the qualified and non-qualified plans.

Letters of Understanding

Historically, we have entered into executive employment agreements with our executive officers. During our review of our compensation program following the spin-off from Cadbury, we decided that we will not be entering into executive employment agreements with future executive officers. As a result, when we hire a new executive or a current executive is promoted, the executive will receive an offer letter which we refer to as “letters of understanding.” When Mr. Collins and Mr. Johnston received promotions in 2008, each received a letter of understanding in replacement for his executive employment agreement with us. The letters of understanding have no term.

In the event Mr. Collins’ or Mr. Johnston’s employment is involuntarily terminated, they are entitled to receive severance benefits under our Severance Pay Plan for Salaried Employees (“Severance Pay Plan”), which benefits include:

(1)	a lump sum severance payment equal to 3.5 times their annual base salary; and

(2)	a lump sum cash payment equal to their Management Incentive Plan payment, pro-rated through the employment termination date and based on the actual performance targets achieved for the year in which such termination of employment occurred and payable when such awards are paid under the plan to all employees.

Under the Severance Pay Plan, Mr. Johnston is entitled to outplacement services and certain payments under the qualified and non-qualified pension plans. See discussion of pension benefits to be paid under the PPA Plan under “Pension Benefits— Personal Pension Account Plan” on page 31 of this Proxy Statement and the PEP under “Pension Benefits— Pension Equalization Plan” on page 31 of this Proxy Statement.

Under the Severance Pay Plan, Mr. Collins is entitled to outplacement services and certain payments under the qualified and non-qualified savings plans.

Neither Mr. Collins nor Mr. Johnston would be eligible for severance under the Severance Pay Plan, if either were terminated (i) for cause, (ii) because of inadequate or unsatisfactory performance, (iii) as the result of misconduct (including mismanagement of a position of employment by action or inaction, neglect that jeopardizes the life or property of another, intentional wrongdoing or malfeasance, intentional violation of a law, or violation of a policy or rule adopted to ensure the orderly work and the safety of employees), (iv) for gross neglect in job performance or (v) because his position is eliminated and he refuses to accept another position, with generally comparable base salary and incentive compensation, that is located no more than 50 miles from their former office, or it does not cause a significant detrimental impact to the executives that commute. (These items are hereinafter referred to as “Disqualifying Conditions”.)

Mr. Collins and Mr. Johnston have each also signed non-compete agreements, which provide they will not, for a period of one year after termination of employment, (i) become engaged with companies that are in competition with us, including but not limited to a predetermined list of companies or (ii) solicit or attempt to entice away any of our employees or customers.

Change in Control

The Compensation Committee believes that severance benefits and/or change of control benefits are necessary in order to attract and retain the caliber and quality of executive that we need in our most senior positions. The Compensation Committee approved a Change in Control Severance Plan in February 2009. The Change in Control Severance Plan generally provides that a payment will be made to a plan participant if there is a change in control of the Company and, within two years after the change in control, the participant’s employment is terminated or the participant voluntarily terminates his employment under certain adverse circumstances, including a significant adverse change in responsibilities of his position. The Compensation Committee determined that Mr. Young, Mr. Collins, Mr. Johnston and Mr. Hobson should participate in the Change in Control Severance Plan. The levels of payments and benefits available upon termination were set to be comparable to those provided within our peer group, and are as follows: (a) Mr. Young, as CEO, is entitled to a payment equal to three (3) times the sum of his base salary, plus his annual bonus; (b) Mr. Collins and Mr. Johnston would each be entitled to a payment equal to two and one-half (2.5) times the sum of their respective base salary, plus their respective annual bonus; and (c) Mr. Hobson would be entitled to a payment equal to two (2) times the sum of his base salary, plus his annual bonus. Payments under the Change in Control Severance Plan will be grossed up to cover any applicable excise taxes under section 4999 of the Code (the “280G gross up payment”). Termination payments may be reduced by 10% to avoid the excise tax and 280G gross up payment.

In addition, plan participants also receive other benefits, including benefit continuation for the number of years equal to their payment multiplier, payment of unvested and vested qualified and non-qualified pension benefits and outplacement services.

Tables of Potential Payments and Assumptions

The following tables below outline the potential payments to Mr. Young, Mr. Stewart, Mr. Collins, Mr. Johnston and Mr. Hobson upon the occurrence of various termination events, including “termination for cause” or “not for good reason,” “termination without cause” or “for good reason” or “termination due to death or disability” or “voluntary termination” or “with Disqualifying Conditions.” Also, the table reflects potential payments related to change-in-control and subsequent qualified termination within a specified window. The following assumptions apply with respect to the tables below and any termination of employment of a NEO:

•	The tables include estimates of amounts that would have been paid to: (i) Mr. Young, Mr. Stewart and Mr. Hobson assuming a termination event occurred on December 31, 2009 and (ii) Mr. Collins and Mr. Johnston in the event they terminate their employment voluntarily or with Disqualifying Conditions or their employment is terminated involuntarily without Disqualifying Conditions on December 31, 2009. The employment of these NEOs did not actually terminate on December 31, 2009, and as a result, these NEOs did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a NEO in connection with a termination event can only be determined at the time of such termination event.

•	The tables assume that the price of a share of our common stock is $28.30 per share, the closing market price per share on December 31, 2009.

•	Each NEO is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the NEO was entitled on the date of termination, and are not shown in the tables below.

•	For purposes of the tables below, the specific definitions of “cause” and “good reason” are defined in the executive employment agreements for Messrs. Young, Stewart and Hobson and are described in the section entitled “Executive Employment Agreements”.

•	To receive the benefits under the executive employment agreements, Mr. Young, Mr. Stewart and Mr. Hobson are each respectively required to provide a general release of claims against us and our affiliates. The benefits are also subject to mitigation for new employment. In addition, if Mr. Young, Mr. Stewart or Mr. Hobson receives severance payments under his executive employment agreement, he will not be entitled to receive any severance benefits under our Severance Pay Plan.

•	The tables are as of December 31, 2009 and reflect any potential payments under the Change in Control Severance Plan that went into effect in February 2009.

										Termination
										Without
		Termination								Cause or
		for Cause					Termination			For Good
		or Not for					Without Cause		Change in	Reason
		Good					or for		Control	following
Name	Compensation Element	Reason	Death		Disability		Good Reason		(“CIC”)	CIC(8)

Larry Young	Salary Continuation Payments	—	—		—		$2,531,250	(1)	—	—
	Lump Sum Cash Payments	—	—		—		$1,125,000	(2)	—	$6,075,000
	Lump Sum Target Award MIP Payment	—	—		—		$1,406,250	(3)	—	—
	Lump Sum 2009 MIP Payment	—	$1,125,000(4)		$1,125,000	(4)	$1,839,488	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		$12,330	(5)	—	$29,592
	Outplacement Services	—	—		—		$75,000		—	$75,000
	Accelerated Equity Payments
	Restricted Stock Units(6)	—	$7,968,714		$2,942,294		$2,942,294		$7,968,714	$7,968,714
	Stock Options(7)	—	$5,098,884		$1,444,369		$1,444,369		$5,098,884	$5,098,884

	TOTAL	—	$14,192,598		$5,511,663		$11,375,981		$13,067,598	$19,247,190

John Stewart	Salary Continuation Payments	—	—		—		$922,500	(1)	—	$922,500
	Lump Sum Cash Payments	—	—		—		$512,500	(2)	—	$512,500
	Lump Sum Target Award MIP Payment	—	—		—		$410,000	(3)	—	$410,000
	Lump Sum 2009 MIP Payment	—	$410,000	(4)	$410,000	(4)	$670,392	(4)	—	$670,392
	Medical, Dental and Vision Benefits Continuation	—	—		—		$5,652	(5)	—	$5,652
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	Restricted Stock Units(6)	—	$1,992,150		$735,574		$735,574		$1,992,150	$1,992,150
	Stock Options(7)	—	$1,270,844		$359,832		$359,832		$1,270,844	$1,270,844

	TOTAL	—	$3,672,994		$1,505,406		$3,623,700		$3,262,994	$5,791,288

										Termination
										Without
		Termination								Cause or
		for Cause					Termination			For Good
		or Not for					Without Cause			Reason
		Good					or for			following
Name	Compensation Element	Reason	Death		Disability		Good Reason		CIC	CIC(8)

Rodger Collins	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$1,785,000	(2)	—	$2,295,000
	Lump Sum Target Award MIP Payment	—	—		—		—		—	—
	Lump Sum 2009 MIP Payment	—	$408,000	(4)	$408,000	(4)	$715,633	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$40,140
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	Restricted Stock Units(6)	—	$1,791,277		$624,949		$624,949		$1,791,277	$1,791,277
	Stock Options(7)	—	$1,226,021		$345,220		$345,220		$1,226,021	$1,226,021

	TOTAL	—	$3,425,298		$1,378,169		$3,478,052		$3,017,298	$5,359,688

Jim Johnston	Salary Continuation Payments	—	—		—		—		—	—
	Lump Sum Cash Payments	—	—		—		$1,750,000	(2)	—	$2,250,000
	Lump Sum Target Award MIP Payment	—	—		—		—		—	—
	Lump Sum 2009 MIP Payment	—	$400,000	(4)	$400,000	(4)	$651,121	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		—		—	$34,560
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	Restricted Stock Units(6)	—	$1,791,277		$624,949		$624,949		$1,791,277	$1,791,277
	Stock Options(7)	—	$1,226,021		$345,220		$345,220		$1,226,021	$1,226,021

	TOTAL	—	$3,417,298		$1,370,169		$3,378,540		$3,017,298	$5,309,108

Derry Hobson	Salary Continuation Payments	—	—		—		$525,939	(1)	—	—
	Lump Sum Cash Payments	—	—		—		$318,751	(2)	—	$1,402,503
	Lump Sum Target Award MIP Payment	—	—		—		$207,188	(3)	—	—
	Lump Sum 2009 MIP Payment	—	$276,251	(4)	$276,251	(4)	$474,654	(4)	—	—
	Medical, Dental and Vision Benefits Continuation	—	—		—		$7,398	(5)	—	$19,728
	Outplacement Services	—	—		—		$7,250		—	$7,250
	Accelerated Equity Payments
	Restricted Stock Units(6)	—	$2,242,832		$696,633		$696,633		$2,242,832	$2,242,832
	Stock Options(7)	—	$1,093,831		$308,167		$308,167		$1,093,831	$1,093,831

	TOTAL	—	$3,612,914		$1,281,051		$2,545,980		$3,336,663	$4,766,144

(1)	The amounts shown in the “Termination Without Cause or for Good Reason” column represent salary continuation in an amount equal to (x) annual base salary and (y) target award under the Management

Incentive Plan. The amounts shown represent 125% for Mr. Young, 100% for Mr. Stewart and 75% for Mr. Hobson, in each case, according to the terms of their respective executive employment agreements.

(2)	The amounts shown in the “Termination Without Cause or for Good Reason” column represent lump sum cash payments equal (a) 125% of the annual base salary for Mr. Young, 100% of the annual base salary for Mr. Stewart, and 75% of the annual base salary for Mr. Hobson under their executive employment agreements and (b) 350% of the annual base salary for each of Mr. Collins and Mr. Johnston under the Company’s Severance Pay Plan.

(3)	The amounts shown represent lump sum payments under the Management Incentive Plan equal to 125% of the target award for Mr. Young, 100% of the target award for Mr. Stewart and 75% of the target award for Mr. Hobson under their respective executive employment agreements.

(4)	The amounts shown under the “Death” and “Disability” columns represent each NEO’s target award under the Management Incentive Plan, pro-rated through the assumed employment termination date. The amounts shown under the “Termination Without Cause or for Good Reason” column represent lump sum cash payments equal to each NEO’s 2009 Management Incentive Plan payment, pro-rated through the assumed employment termination date and based on the actual performance targets achieved for the year in which such assumed termination of employment occurred. The amounts are paid to Messrs. Young, Stewart and Hobson under their executive employment agreements and to Messrs. Collins and Johnston under the Company’s Severance Pay Plan.

(5)	The amounts shown represent the combined cash value of benefits continuation over the salary continuation period under the executive employment agreements of Mr. Young, Mr. Stewart and Mr. Hobson.

(6)	The amounts shown represent the value of unvested restricted stock unit awards under the Omnibus Stock Incentive Plan of 2008 that vest under the occurrence of the specific event.

(7)	The amounts shown represent the value of the unvested stock options under the Omnibus Stock Incentive Plan of 2008 that vest under the occurrence of the specific event. These stock options remain exercisable for 90 days from the employment termination date.

(8)	Except for Mr. Stewart, the amounts shown represent the value to be delivered to an executive upon a termination without cause by the employer or a termination for good reason by the employee within a 2-year period following a CIC under the Change in Control Severance Plan. The amounts shown in the lump sum cash payments row equal 300%, 250%, 250%, and 200% of annual base salary and target award under the Management Incentive Plan for Mr. Young, Mr. Collins, Mr. Johnston and Mr. Hobson, respectively. The full acceleration value of equity awards is also included due to the CIC event that preceded the termination under this scenario. The amounts shown represent the value to be delivered to Mr. Stewart upon a termination without cause by the employer or a termination for good reason by him under his executive employment agreement since he does not participate in the Change In Control Severance Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table summarizes certain information related to our equity award plans as of December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

Number of
Securities
Remaining
	Number of		Available for
	Securities to be		Future Issuance
	Issued Upon		under Equity
	Exercise of	Weighted Average	Compensation
	Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding	Securities
	Warrants and	Options, Warrants	Reflected in Initial
Plan Category	Rights	and Rights	Column)

Equity Compensation Plans approved by stockholders
Omnibus Stock Incentive Plan of 2009(1)	436	—	19,999,564	(4)
Omnibus Stock Incentive Plan of 2008(2)	4,866,326	$8.49	—
Legacy Plans(3)	191,301	—	—
Equity Compensation Plans not approved by stockholders	—	—	—

Total	5,058,063	$8.17	19,999,564

(1)	Represents 436 RSUs that have been awarded under the Omnibus Stock Incentive Plan of 2009.

(2)	Represents 2,688,115 RSUs that have been awarded and 2,178,211 stock options that have been granted under the Omnibus Stock Incentive Plan of 2008. The stock options have a weighted average exercise price of $18.97 and weighted average contractual term of 8.79 years.

(3)	These plans consist of the Legacy International Share Award Plan, Legacy Long-Term Incentive Plan and Legacy Bonus Share Retention Plan.

(4)	Represents awards authorized for future grants under the Omnibus Stock Incentive Plan of 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board was comprised of Mr. Martin, Ms. Patsley and Mr. Adams during fiscal year 2009. All of such Audit Committee members are independent as defined in the current New York Stock Exchange listing standards.

The Audit Committee has adopted a written charter, which was approved by our Board on April 24, 2008, setting forth the duties and responsibilities of the Audit Committee. In addition to the activities described in this report, in 2009 the Audit Committee has performed the duties set forth in its written charter.

Management has primary responsibility for the financial statements, financial reporting and the overall system of internal control over financial reporting. The Audit Committee has reviewed and discussed the Company’s financial statements with management and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.

Deloitte & Touche, LLP (Deloitte), our independent registered public accounting firm for fiscal year 2009, is responsible for auditing the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with generally accepted accounting principles and for auditing of internal control over financial reporting and expressing an opinion on its effectiveness. The Audit Committee has discussed with Deloitte the financial statement audit, its evaluation of effectiveness of internal controls, the overall quality of financial reporting and all other matters related to the conduct of the audit that are required to be communicated by Deloitte to the Audit Committee under the requirements of the Public Company Accounting Oversight Board (“PCAOB”). Deloitte has provided to the Audit Committee the written disclosures and the letter regarding its independence as set forth in the applicable requirements of the PCAOB and the Audit Committee has discussed Deloitte’s independence with Deloitte. The Audit Committee also concluded that Deloitte’s provision of non-audit services is compatible with Deloitte’s independence.

Based on the considerations referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year ending December 31, 2009 and that Deloitte be appointed our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Submitted by the
Audit Committee of our Board:

Terence D. Martin (Chairman)
John L. Adams
Pamela H. Patsley

THE ABOVE REPORTS OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE WILL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH OR INCORPORATED BY REFERENCE INTO ANY FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE EITHER SUCH REPORT BY REFERENCE.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, the Compensation Committee was composed of Jack L. Stahl, Ronald G. Rogers and M. Anne Szostak. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries. None of our executive officers served on our Board or on the compensation committee of any other entity, for which any officers of such other entity served either on our Board or on our Compensation Committee. For information on insider participation, see “Certain Transactions.”

CERTAIN TRANSACTIONS

All new or continuing related party transactions will be reviewed by our Board, the Corporate Governance and Nominating Committee or the Compensation Committee, as appropriate, to ensure the transactions are fair to us.

Michael F. Weinstein is a co-founder of INOV8 Beverage Company LLC (“INOV8”), owning in excess of forty percent of the equity in INOV8. INOV8 owns a majority of the equity in Hydrive Energy LLC (the “LLC”) which has developed the energy drink HYDRIVE. The Company distributes HYDRIVE and owns a minority interest in the LLC. In fiscal year 2009, the Company paid the LLC in excess of $2.9 million for product, which the Company resold. As a result of this relationship, Mr. Weinstein is not an independent director and will not serve on any committee which requires independent directors.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE STOCKHOLDERS

If you have consented to the delivery of only one Notice, Annual Report or set of proxy materials, as applicable, to multiple Dr Pepper Snapple Group, Inc. stockholders who share your address, then only one Notice, Annual Report or set of proxy materials, as applicable, is being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, to any stockholder at your address. If you wish to receive a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, you may call us at (972) 673-7000 (please ask for Investor Relations) or write to us at Dr Pepper Snapple Group, Inc., Attn: Investor Relations, 5301 Legacy Drive, Plano, Texas 75024. Stockholders sharing an address who now receive multiple copies of the Notice, Annual Report or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.

STOCKHOLDERS PROPOSALS FOR 2010 ANNUAL MEETING

We currently expect to hold our annual meeting after the fiscal year ending December 31, 2010 (“2010 Annual Meeting”) on or around May 19, 2011, and mail the Proxy Statement for that meeting in April 2011, subject to any changes we may make. If any of our stockholders intends to present a proposal for consideration at the 2010 Annual Meeting, including the nomination of directors, without inclusion of such proposal in the proxy statement and form of proxy, such stockholder must provide notice to us of such proposal.

Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals will need to be received by us not later than December 2, 2010, in order to be eligible for inclusion in the proxy statement and form of proxy distributed by our Board with respect to the 2010 Annual Meeting. With respect to any notice of a proposal that a stockholder intends to present for consideration at the 2010 Annual Meeting, without inclusion of such proposal in the proxy statement and form of proxy, in accordance with Article II, Section 6(c) or 7(b) of our By-laws, as applicable, stockholder proposals will need to be received by us not sooner than January 20, 2011, but not later than February 19, 2011, in order to be presented at the 2010 Annual Meeting. Stockholder proposals must be sent to our principal executive offices, 5301 Legacy Drive, Plano, Texas 75024, Attention: James L. Baldwin, Jr., Corporate Secretary.

By Order of the Board of Directors

James L. Baldwin, Jr.
Corporate Secretary

March 30, 2010

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, TX75024
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

1.	Election of Directors

	Nominees	For	Against	Abstain

01	John L. Adams	0	0	0

02	Terence D. Martin	0	0	0

03	Ronald G. Rogers	0	0	0

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To ratify the appointment of Deloitte & Touche as the Corporation’s independent registered public accounting firm for fiscal year 2010.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
Annual Meeting of Stockholders
Thursday, May 20, 2010
10:00 a.m. (CDT)
Westin Stonebriar Resort Conference Center
1549 Legacy Drive
Frisco, TX 75034
If you wish to attend the Annual Meeting of Stockholders in person, please present this admission ticket and a valid picture identification for admission. Cameras, recording equipment and other electronic devices will not be permitted at the Annual Meeting. Directions to the Annual Meeting are on our website at www.drpeppersnapplegroup.com under Investor Center and Events & Presentations captions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.

DR PEPPER SNAPPLE GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
The undersigned hereby appoints Larry D. Young and James L. Baldwin, Jr., or any of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Dr Pepper Snapple Group, Inc. held of record or in an applicable plan by the undersigned at the close of business on March 22, 2010, at the Annual Meeting of Stockholders to be held at the Westin Stonebriar Resort Conference Center, 1549 Legacy Drive, Frisco, Texas 75034, at 10:00 a.m., Central Daylight Time, on Thursday, May 20, 2010, or any postponement or adjournment thereof.
In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for Class II directors in proposal 1 and for proposal 2. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
IMPORTANT - THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.